UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934 (Amendment No. )

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Consolidated Edison Company of New York, Inc.

(Name of Registrant As Specified In Its Charter)

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Consolidated Edison Company of New York, Inc. 4 Irving Place New York, NY 10003 www.conEd.com

NOTICE OF ANNUAL MEETING OF CON EDISON OF NEW YORK STOCKHOLDERS

Dear Stockholders:

The Annual Meeting of Stockholders of Consolidated Edison Company of New York, Inc. (“Con Edison of New York”) will be held at Con Edison of New York’s Headquarters, 4 Irving Place, New York, New York, on Monday, May 21, 2012, at Noon for the following purposes:

a.	To elect as the members of Con Edison of New York’s Board of Trustees the twelve nominees referenced in the Information Statement (attached hereto and incorporated herein by reference); and

b.	To transact such other business as may properly come before the meeting, or any adjournment or postponement of the meeting.

Consolidated Edison, Inc. (the “Parent”) owns approximately 99 percent of the shares currently entitled to vote at Con Edison of New York’s Annual Meeting, and intends to vote these shares for election of the nominees described in the Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Trustees,

Carole Sobin

Vice President and Corporate Secretary

Dated: April 5, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF INFORMATION STATEMENT

MATERIALS FOR CON EDISON OF NEW YORK’S STOCKHOLDERS MEETING

TO BE HELD ON MONDAY, MAY 21, 2012

Con Edison of New York’s Information Statement and Annual Report are available at www. conedison.com/investorreports

INFORMATION STATEMENT

INFORMATION STATEMENT

This Information Statement is provided to stockholders of Consolidated Edison Company of New York, Inc. (“Con Edison of New York”) in connection with its 2012 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments or postponements of the Annual Meeting. The Annual Meeting will be held at Con Edison of New York’s principal executive offices at 4 Irving Place, New York, New York 10003 on Monday, May 21, 2012, at Noon. This Information Statement is being provided to stockholders on or about April 5, 2012.

Holders of record as of the close of business on March 26, 2012 of the outstanding Common Stock, $2.50 par value, of Con Edison of New York (“Con Edison of New York Common Stock”) and the $5 Cumulative Preferred Stock of Con Edison of New York (“$5 Preferred”) are entitled to receive notice of the Annual Meeting. As of March 26, 2012, there were outstanding 235,488,094 shares of Con Edison of New York Common Stock and 1,915,319 shares of $5 Preferred, each currently entitled to one vote per share. Con Edison of New York has called all outstanding shares of the $5 Preferred for redemption on May 1, 2012. Upon deposit by Con Edison of New York with a bank of the aggregate redemption price, the $5 Preferred shall no longer be considered outstanding and the holders thereof shall have no voting or other rights by reason of ownership thereof except for the right to receive the redemption price for shares surrendered for redemption.

Consolidated Edison, Inc. (the “Parent”) owns all of the Con Edison of New York Common Stock. No Trustee or executive officer of Con Edison of New York owns any voting or equity securities of Con Edison of New York and, to the best knowledge of Con Edison of New York’s management, no person, other than the Parent, owns more than 5 percent of any class of voting securities of Con Edison of New York.

Attached to this Information Statement is the Parent’s Proxy Statement for its Annual Meeting of Stockholders that was sent to its stockholders on or about April 5, 2012 (the “Parent’s Proxy Statement”). The information required in this Information Statement is substantially the same as information provided in the Parent’s Proxy Statement (which is incorporated by reference herein), other than the information provided above with respect to Con Edison of New York’s voting securities and the information provided below with respect to Con Edison of New York’s executive compensation and principal accounting fees and services. The nominees for election as members of Con Edison of New York’s Board of Trustees are the same as the nominees for election as member of the Parent’s Board of Directors. Meetings of the Con Edison of New York Board of Trustees and the Parent’s Board of Directors are generally held jointly, as are meetings of the Boards’ committees, the membership of which are the same. Neither members of the Boards, nor the executive officers of Con Edison of New York and the Parent, are paid any additional compensation for concurrent service to Con Edison of New York and the Parent.

The combined Annual Report on Form 10-K for the year ended December 31, 2011 of Con Edison of New York and the Parent accompanies this Information Statement. The Form 10-K contains information about Con Edison of New York, including audited financial statements, management’s discussion and analysis of financial condition and results of operations, selected financial data and selected quarterly information.

EXECUTIVE COMPENSATION

The executive compensation information required to be shown in this Information Statement for Mr. Kevin Burke, Con Edison of New York’s Chairman of the Board and Chief Executive Officer, Mr. Robert Hoglund, Con Edison of New York’s Senior Vice President and Chief Financial Officer, Mr. Craig Ivey, Con Edison of New York’s President, and Ms. Moore, Con Edison of New York’s General Counsel, is the same as their executive compensation information shown in the Parent’s Proxy Statement. Except as provided below, the information for Con Edison of New York’s next most highly compensated executive officer, Mr. Luther Tai, Con Edison of New York’s Senior Vice President is substantially the same as provided for Ms. Elizabeth D. Moore, except as to his retirement plan benefits, where Mr. Luther Tai is substantially the same as provided for Mr. William Longhi in Parent’s Proxy Statement. Unless otherwise provided herein, the footnotes referenced in the tables in this Information Statement are the footnotes to the corresponding tables in Parent’s Proxy Statement and terms defined therein are used herein as defined therein.

Beneficially Ownership of Securities—Directors and Executive Officers

(Parent’s Proxy Statement page 25)

The following table includes information, as of February 29, 2012, with respect to the beneficial ownership of shares of the Parent by Mr. Tai.

Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Other Stock- Based Holdings(2)	Total Number of Shares
Luther Tai	32,531	0	32,531

Footnote:

(1)	Includes for the Named Executive Officer, vested restricted stock units the receipt of which the officer has deferred until the officer’s separation from the Con Edison of New York, for: Mr. Tai—restricted stock units: 22,768. This officer had no other restricted stock units that were to vest, and no exercisable or unexercisable stock options that were to become exercisable, within 60 days of February 29, 2012.

Compensation Tables

The following tables contain compensation information for Mr. Tai.

Compensation Discussion and Analysis Report—Compensation Program Overview, Philosophy and Objectives—

Compensation Philosophy and Objectives—Competitive Positioning—Attraction and Retention

(Parent’s Proxy Statement page 30)

In 2011, the Named Executive Officers’ target total direct compensation compared to the Company’s compensation peer group median was as follows:

	Company Target Compensation as a Percentage of Peer Group Median Target
Principal Position	Base Salary	Target Total Cash Compensation (Base Salary + Target Annual Incentive)	Target Long-Term Incentive Compensation	Target Total Direct Compensation
Other Named Executive Officers (Average)(1)	98%	88%	72%	76%

Footnote:

(1)	Compensation for Mr. Tai, for which functionally comparable positions at the Company’s compensation peer group companies were not available, was compared to the compensation to the fifth highest paid executive at each of the Company’s compensation peer group companies.

Compensation Discussion and Analysis Report—Compensation Program Overview, Philosophy and Objectives—

Compensation Philosophy and Objectives—Pay-Performance Alignment and Target Total Direct Compensation Mix

(Parent’s Proxy Statement pages 30 to 31)

The following charts illustrate the average mix of target total direct compensation for the other Named Executive Officers and other named executive officers (based on comparisons to compensation for functionally comparable positions) in our compensation peer group for 2011:

Target Total Direct Compensation Mix - Other Named Executive Officers (Average)	Peer Target Total Direct Compensation Mix - Other Named Executive Officers (Average)

Compensation Discussion and Analysis Report—Committee Actions with Respect to Executive Compensation—

Annual Incentive Compensation—Potential Awards

(Parent’s Proxy Statement pages 33 to 34)

Over the past three years, the aggregate actual awards to the Named Executive Officers ranged from 108.3 percent to 155.9 percent of aggregate target annual incentive awards.

Compensation Discussion and Analysis Report—Committee Actions with Respect to Executive Compensation—

Annual Incentive Compensation—Financial Objectives

(Parent’s Proxy Statement pages 34 to 36)

The “adjusted net income” component for Mr. Tai was 50 percent of the adjusted regulated net income.

For Mr. Tai, “other financial performance” weighting earned is allocated 10 percent for Con Edison of New York’s capital budget, nine percent for Con Edison of New York’s operating budget, and one percent for Orange and Rockland Utilities, Inc.

For Mr. Tai, the weighting earned for Con Edison of New York’s operating budget was determined based upon the following scale:

Con Edison of New York Performance Relative to Operating Budget Target	Weighting Earned for the Senior Vice President, Con Edison of New York
<93.75%	18.0%
95.00%	16.2%
96.25%	14.4%
97.50%	12.6%
98.75%	10.8%
(Target) 100%	9.0%
101.25%	7.2%
102.50%	5.4%
103.75%	3.6%
105.00%	1.8%
>106.25%	0%

Compensation Discussion and Analysis Report—Committee Actions with Respect to Executive Compensation—

Annual Incentive Compensation—Achievement of 2011 Financial and Operating Objectives

(Parent’s Proxy Statement page 37)

The following table shows, for Mr. Tai, the target weightings assigned to the financial and operating objectives and the weightings earned based on achievement of those objectives.

Objectives	Senior Vice President, Con Edison of New York
	Target	Earned
Net Income
Adjusted net income	50%	61.2%

Other Financial
Con Edison of New York(1)
Operating Budget	9%	16.8%
Capital Budget	10%	19.8%
Orange & Rockland Operating Budget	1%	1.9%
Competitive Energy Businesses	—	—

Operating
Con Edison of New York	29%	50.8%
Orange & Rockland	1%	1.5%
Competitive Energy Businesses	—	—

Total	100%	152.0%

Footnote:

(1)	The weighting earned was adjusted based on the achievement of certain performance criteria. (See “other financial performance” on pages 34 to 35 of Parent’s Proxy Statement.)

Compensation Discussion and Analysis Report—Committee Actions with Respect to Executive Compensation—

Annual Incentive Compensation—2011 Annual Incentive Awards

(Parent’s Proxy Statement page 37)

The following table shows the calculation of the 2011 annual incentive award for Mr. Tai:

Principal Position	Base Salary	X	Target Percentage	X	Weighting Earned	=	2011 Award
Senior Vice President, Con Edison of New York	$409,700		50%		152.0%		$311,400

Compensation Discussion and Analysis Report—Committee Actions with Respect to Executive Compensation—

Long-Term Incentive Compensation—Calculation of Payout of 2009 Performance Restricted Stock Units Awards

(Parent’s Proxy Statement pages 39 to 40)

The following table shows, for Mr. Tai, the calculation of the payout with respect to the stock units for the 2009 – 2011 performance period:

Principal Position	Award X 50%	X	Incentive Plan Percentage(1)	+	Award X 50%	X	Shareholder Return Percentage	=	2009- 2011 Payout Total
Senior Vice President, Con Edison of New York	5,500		136.8%		5,500		150.0%		15,774

Footnote:

(1)	The calculated Incentive Plan Percentage for each year in the 2009–2011 performance period was as follows:

	2009	2010	2011
Senior Vice President, Con Edison of New York	97.2%	161.2%	152.0%

Summary Compensation Table

(Parent’s Proxy Statement pages 44 to 45)

The following table sets forth the compensation of Mr. Tai who was serving as an executive officer as of December 31, 2011.

Name & Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(1) ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total(5) ($)
Luther Tai	2011	$408,033	—	$411,635	$311,400	$1,229,176	$71,167	$2,431,411
Senior Vice President, Con Edison of New York

Footnotes:

(2)	Based on the fair value at grant date, the maximum potential value of the performance restricted stock units for the 2011-2013 performance period granted under the long term incentive plan assuming maximum level of performance achieved is $719,278 for Mr. Tai.
(4)	Mr. Tai received the following amounts for 2011: $8,299 representing personal use of company provided vehicle; $10,751 in financial planning; $35,630 in life insurance; $4,246 in supplemental health insurance; and company matching contributions to the Savings Plan of $7,350 and supplemental savings plan of $4,891.

Grants of Plan-Based Awards Table

(Parent’s Proxy Statement page 45)

The following table sets forth certain information with respect to the grant of equity plan awards and non-equity incentive plan awards awarded to Mr. Tai for the fiscal year ended December 31, 2011.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock Awards(3) ($)
Name & Principal Position	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Luther Tai	2/1/2011	$25,600	$204,900	$409,800	2,400	9,500	16,600	$411,635
Senior Vice President, Con Edison of New York

Footnote:

(2)	Based on the fair value at grant date, the maximum potential value of the performance restricted stock units for the 2011-2013 performance period granted under the long term incentive plan assuming maximum level of performance achieved is $719,278 for Mr. Tai.

Outstanding Equity Awards Table

(Parent’s Proxy Statement page 46)

The following table sets forth certain information with respect to all unvested stock awards previously awarded to Mr. Tai as of the fiscal year ended December 31, 2011. Mr. Tai has no unexercised option awards.

	STOCK AWARDS(1)
Name & Principal Position	Equity Incentive Plan Awards: Number of unearned shares, units or other rights held that have not vested (#)		Equity Incentive Plan Awards: Market or Payout Value of unearned shares, units or other rights that have not vested ($)
Luther Tai	11,000	(2)	$682,330
Senior Vice President, Con Edison of New York	9,500	(3)	$589,285

Option Exercises and Stock Vested Table

(Parent’s Proxy Statement page 47)

The following table sets forth certain information with respect to all options exercised and stock awards that vested in 2011 for Mr. Tai.

	OPTION AWARDS		STOCK AWARDS
Name & Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Luther Tai	—	—	15,774	(2)	$914,419	(2)
Senior Vice President, Con Edison of New York

Pension Benefits Table

(Parent’s Proxy Statement page 49)

The following table shows certain pension benefits information for Mr. Tai as of December 31, 2011.

Name & Principal Position	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments during Last Fiscal Year ($)
Luther Tai	Retirement Plan	40	$2,077,476	$0
Senior Vice President, Con Edison of New York	Supplemental Retirement Income Plan	40	$3,481,924	$0

Nonqualified Deferred Compensation Table

(Parent’s Proxy Statement page 51)

The following table sets forth certain information with respect to nonqualified deferred compensation for Mr. Tai as of December 31, 2011.

Name & Principal Position	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings/ (Losses) in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4) ($)
Luther Tai	$223,847	$4,891	$(31,749)	$0	$619,075
Senior Vice President, Con Edison of New York

Footnote:

(4)	Mr. Tai’s aggregate balance is comprised of: executive contributions of $971,489, company matching contributions of $36,929, earnings of $156,786, and withdrawals of $546,129.

Potential Payments Upon Termination of Employment or Change of Control

(Parent’s Proxy Statement pages 55 to 56)

The following table describes the potential payments upon termination of employment or a change of control of the Company for Mr. Tai as of December 31, 2011.

Executive Benefits and Payments Upon Termination(1)	Resignation for any Reason (prior to CIC) or Resignation without Good Reason (following a CIC)	Retirement		Termination without Cause(2)		Termination for Cause	Termination without Cause or Resignation for Good Reason (following a CIC)(3)		Death or Disability
Severance	$0	$0		$819,500		$0	$1,434,000		$0
Long-term incentives(4)	$0	$1,271,615	(5)	$1,271,615	(5)	$0	$1,271,615	(6)	$1,271,615	(5)
Benefits and Perquisites	$39,394	$39,394		$143,747		$39,394	$223,100		$858,794

Total	$39,394	$1,311,009		$2,234,862		$39,394	$2,928,715		$2,130,409

Footnote:

(1)	Assumes the compensation of Mr. Tai for 2011 is as follows: base salary equal to $409,700 and a target annual bonus equal to 50 percent of base salary. Benefits and perquisites include incremental pension amounts, health and life insurance coverage cost, life insurance proceeds, accrued vacation pay, and outplacement costs, as applicable. For purposes of Mr. Tai’s table above, Mr. Tai is defined as the “Executive” in the corresponding footnotes.

PRINCIPAL ACCOUNTANT—FEES AND SERVICES

Fees paid or payable by Con Edison of New York, to its principal accountant, PricewaterhouseCoopers LLP, for services related to 2011 and 2010 are as follows:

	2011	2010
Audit Fees	$3,093,437	$3,363,321
Audit-Related Fees(a)	$697,906	$63,276
Tax Fees	$—	$—
All Other Fees	$—	$—

TOTAL FEES	$3,791,343	$3,426,597

Footnote:

(a)	Relates to assurance and related service fees that are reasonably related to the performance of the annual audit or quarterly reviews of Con Edison of New York’s financial statements that are not specifically deemed “Audit Services.” The major items included in Audit-Related Fees in 2011 are fees for a review of Con Edison of New York’s implementation of a new financial and supply-chain enterprise resource planning system, and for compliance audits of certain smart electric grid projects for which Con Edison of New York is receiving grants from the U.S. Department of Energy, and in 2010 fees for a review of the Parent’s enterprise risk management program.

The Parent’s Audit Committee or, as delegated by the Audit Committee, the Chair of the Committee, approves in advance each auditing service and non-audit service permitted by applicable laws and regulations, including tax services, to be provided to Con Edison of New York by its independent accountants. The fees shown in the above table are included in the fees shown in the table on page 27 of the Parent’s Proxy Statement.

The Parent intends to vote its Con Edison of New York Common Stock, which represents approximately 99 percent of the shares currently entitled to vote at the Annual Meeting, to elect as members of the Con Edison of New York Board of Trustees the same persons who have been nominated for election as members of the Parent’s Board of Directors (as described in the Parent’s Proxy Statement). All of the nominees for the Board of Trustees are currently Trustees of Con Edison of New York. Con Edison of New York knows of no other matters that will be considered at the meeting, and the Parent has no plans to bring any other matter before the meeting.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Because the Parent owns approximately 99 percent of the shares currently entitled to vote at the Annual Meeting, the voting of your shares cannot affect the outcome of voting at the Annual Meeting.

Dated: April 5, 2012

PROXY STATEMENT

QUESTIONS AND ANSWERS

PROXY MATERIALS

What are the proxy materials?

The proxy materials (“Proxy Materials”) include the following:

•	The Proxy Statement.

•

The Annual Report to Stockholders of Consolidated Edison, Inc. (“Con Edison” or the “Company”), which includes the consolidated financial statements and accompanying notes for the year ended December 31, 2011, and other information relating to the Company’s financial condition and results of operations.

If you received the Proxy Materials by mail, they also include a proxy card or a voter instruction form for use at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”).

Why am I receiving the Proxy Materials?

The Proxy Materials are provided to stockholders of the Company on or about April 5, 2012, in connection with the solicitation of proxies by the Board of Directors of Con Edison for use at the Annual Meeting and any adjournments or postponements of the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and to vote on the items of business described in this Proxy Statement. The Proxy Materials include information that we are required to provide to you under the rules of the Securities and Exchange Commission. We are providing the Proxy Materials to our stockholders by mail, e-mail, or in accordance with the Securities and Exchange Commission’s “Notice and Access” rule.

Why did I receive the Proxy Materials in the mail?

We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the Proxy Materials, with paper copies of the Proxy Materials. You may also access the Proxy Materials and vote online at the Internet address provided on the proxy card or the voter instruction form. If you do not want to receive paper copies of proxy materials on an on-going basis, please follow the instructions for Internet voting on your proxy card or voter instruction form.

Why did I receive e-mail delivery of the Proxy Materials?

We are providing e-mail delivery of the Proxy Materials to those stockholders who have previously elected electronic delivery. Those stockholders should have received an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.

Why did I receive a Notice of Internet Availability of Proxy Materials?

This year, to reduce the environmental impact of our Annual Meeting, we are pleased to furnish the Proxy Materials over the Internet. As a result, we are sending many of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) instead of a paper copy of the Proxy Materials. All stockholders receiving the Notice of Internet Availability will have the ability to access the Proxy Materials over the Internet and to request a paper copy of the Proxy Materials by mail. Instructions on how to access the Proxy Materials over the Internet, to vote online, and to request a paper copy may be found in the Notice of Internet Availability. In addition, the Notice of Internet Availability contains instructions on how you may request delivery of proxy materials in printed form by mail or electronically on an ongoing basis.

Can I request a paper copy of the Proxy Statement and Annual Report?

The Company’s Proxy Statement and Annual Report are available on our web site at www.conedison.com/investorreports. A copy of these materials is also available without charge upon written request to the Company’s Vice President and Corporate Secretary, Con Edison, 4 Irving Place, New York, New York 10003.

I share an address with another stockholder, and we received only one copy of the Proxy Materials. How may I obtain an additional copy?

If you are a registered holder of Company Common Stock, Computershare (Computershare acquired BNY Mellon Shareowner Services effective December 31, 2011) may deliver only one copy of the Proxy Materials to multiple stockholders who share an address unless Computershare has received contrary instructions.

If you hold your Company Common Stock through a broker, bank, or other financial institution (“broker”), your broker may deliver only one copy of the Proxy Materials to multiple stockholders who share an address unless contrary instructions are received.

Stockholders who wish to receive additional copies of the Proxy Materials and stockholders who share an address and wish to receive a single copy of the Proxy Materials, should follow the instructions on the proxy card or the voter instruction form.

Who pays the cost of soliciting proxies for the Annual Meeting?

The Company will pay the expenses associated with the solicitation of proxies. The solicitation of proxies is being made by mail, telephone, the Internet, facsimile, electronic transmission, or overnight delivery. The expense associated with the solicitation of proxies will include reimbursement for postage and clerical expenses to brokerage houses and other custodians, nominees or fiduciaries for forwarding Proxy Material and other documents to beneficial owners of stock held in their names. Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, has been retained to assist in the solicitation of proxies. The estimated cost of Morrow’s services is $21,000 plus out-of-pocket expenses.

VOTING AND RELATED MATTERS

What is the record date?

The Board of Directors has established March 26, 2012 as the record date for the determination of Con Edison’s stockholders entitled to receive notice of and to vote at the Annual Meeting.

How many votes do I have?

You are entitled to one vote on each proposal presented at the Annual Meeting for each outstanding share of Company Common Stock you owned on the record date.

How many votes can be cast by all stockholders entitled to vote at the Annual Meeting?

One vote on each proposal presented at the Annual Meeting for each of the 292,879,796 shares of Company Common Stock that were outstanding on the record date.

How many votes must be present to hold the Annual Meeting?

To constitute a quorum to transact business at the Annual Meeting, the holders of a majority of the shares entitled to vote at the Annual Meeting, or 146,439,899, must be present in person or by proxy. We urge you to vote by proxy even if you plan to attend the Annual Meeting, so that we will know as soon as possible that enough votes will be present to hold the meeting. Abstentions and broker non-votes are counted in the determination of the quorum.

How does the Board of Directors recommend that I vote?

Item of Business	Board’s Voting Recommendation
Election of the twelve Director nominees	FOR EACH NOMINEE
Ratification of the appointment of independent accountants	FOR
Advisory vote to approve named executive officer compensation	FOR
Stockholder proposal	AGAINST

What vote is required to approve each item of business?

The twelve nominees for Director named in this Proxy Statement receiving a majority of the votes cast at the meeting in person or by proxy shall be elected (meaning the number of shares voted “for” a Director nominee must exceed the number of shares voted “against” that Director nominee), subject to the Board’s policy regarding resignations by Directors who do not receive a majority of “for” votes.

In all other matters, the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting, entitled to vote and voting on the subject matter, will be the act of the stockholders.

Abstentions and broker non-votes are voted neither “for” nor “against,” and have no effect on the vote, but are counted in the determination of the quorum.

How do I vote?

You can vote whether or not you attend the Annual Meeting. Stockholders have a choice of voting over the Internet, by telephone, by mail using a proxy card or voter instruction form, or in person at the Annual Meeting.

•

If you received a printed copy of the Proxy Materials, please follow the instructions on your proxy card or voter instruction form. Your proxy card or voter instruction form provides information on how to vote over the Internet, by telephone, or by mail.

•

If you received a Notice of Internet Availability, please follow the instructions on the notice. The Notice of Internet Availability provides information on how to vote over the Internet, by telephone, or by mail.

•	If you received an e-mail notification, please click on the link provided in the e-mail notification and follow the instructions on how to vote over the Internet or by telephone.

•	If you are a registered holder of the Company’s Common Stock, you may also vote in person at the Annual Meeting.

To help us reduce the environmental impact of our meeting, we ask that you vote through the Internet or by telephone, both of which are available 24 hours a day. To ensure that your vote is counted, please remember to submit your vote by the date and time indicated on your Notice of Internet Availability, proxy card or voter instruction form, as applicable.

If my shares are held by my broker, can my shares be voted if I don’t instruct my broker?

The Securities and Exchange Commission has approved a New York Stock Exchange rule that affects the manner in which your broker may vote your shares. Your broker may not vote on your behalf for the election of directors or compensation-related matters unless you provide specific voting instructions to your broker. For your vote to be counted, you need to communicate your voting decisions to your broker, in the manner prescribed by your broker, before the date of the Annual Meeting.

If you have any questions about this rule or the proxy voting process in general, please contact the broker where you hold your shares. The Securities and Exchange Commission also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder.

If I am a registered holder of Company Common Stock, what if I don’t vote for one or more of the matters listed on my proxy card?

All shares represented by properly executed proxies received in time for the Annual Meeting will be voted at the Annual Meeting in the manner specified by the persons giving those proxies. If you return a signed proxy without indicating voting instructions your shares will be voted as follows:

•	for the election of the twelve Director nominees,

•	for the ratification of the appointment of independent accountants,

•	for the advisory vote to approve named executive officer compensation, and

•	against the stockholder proposal.

Can I change my vote?

Yes, depending on how your shares of Company Common Stock are held, you may change your vote by sending in a new, properly executed proxy card or voter instruction form with a later date, or by casting a new vote by Internet or telephone, or by sending a properly executed written notice of revocation to the Company’s Vice President and Corporate Secretary at Con Edison, 4 Irving Place, New York, New York 10003. Check the instructions on your Notice of Internet Availability, proxy card or voter instruction form for information regarding your specific revocation options. If you are a registered holder of Company Common Stock, you may also change your vote by appearing at the Annual Meeting and voting in person. Attendance at the Annual Meeting without voting will not by itself revoke a proxy.

ANNUAL MEETING INFORMATION

What is the location, date, and time of the Annual Meeting?

The Annual Meeting will be held at the Company’s principal executive offices at 4 Irving Place, New York, New York 10003, on Monday, May 21, 2012, at 10:00 a.m.

Where can I find directions to the Annual Meeting?

Directions to the Annual Meeting are available on our website at www.conedison.com/investorreports.

Who can attend the Annual Meeting?

Attendance at the Annual Meeting will be limited to holders of Company Common Stock on March 26, 2012, the record date, the authorized representative (one only) of an absent stockholder, and invited guests of management.

Do I need a ticket to attend the Annual Meeting?

Yes, you will need an admission ticket or proof of ownership of Company Common Stock on the record date to enter the meeting.

•	If you received a printed copy of the Proxy Materials and you are a registered holder of Company Common Stock, your proxy card serves as your admission ticket to the Annual Meeting.

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If you received a printed copy of the Proxy Materials and you hold your shares through a broker, please bring to the Annual Meeting a copy of a brokerage or other statement reflecting your stock ownership as of the record date.

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If you received a printed copy of the Proxy Materials and you hold your shares through an employee plan, please bring to the Annual Meeting a copy of a statement reflecting your stock ownership as of the record date.

•	If you received a Notice of Internet Availability, that Notice of Internet Availability serves as your admission ticket to the Annual Meeting.

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If you received an e-mail notification, please access the Proxy Materials by clicking on the link provided in the e-mail notification and follow the instructions for downloading a copy of your admission ticket.

You may be asked to present valid picture identification to gain entrance to the Annual Meeting. Any person claiming to be an authorized representative of a stockholder must, upon request, produce written evidence of the authorization.

Are there any special attendance procedures?

In order to assure the holding of a fair and orderly meeting and to accommodate as many stockholders as possible who may wish to speak at the Annual Meeting, management will limit the general discussion portion of the meeting and permit only stockholders or their authorized representatives to address the meeting. In addition, management will require that all signs, banners, placards, handouts and similar materials be left outside the meeting room.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

ELECTION OF DIRECTORS

(Proposal No. 1)

Twelve Directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting and until their respective successors are elected and qualified. See “The Board of Directors” on pages 10 to 16. Directors are permitted to stand for election until they reach the mandatory retirement age of 72. Of the Board members standing for election, one (Kevin Burke) is a current officer of the Company. All of the nominees were elected Directors at the last Annual Meeting.

The Company’s management believes that all of the nominees will be able and willing to serve as Directors of the Company. All of the Directors also serve as Trustees of Con Edison’s subsidiary, Consolidated Edison Company of New York, Inc. (“Con Edison of New York”). Mr. Burke also serves on the Board of Con Edison’s subsidiary, Orange and Rockland Utilities, Inc. (“Orange & Rockland”).

Shares represented by every properly executed proxy will be voted at the Annual Meeting for or against the election of the Director nominees as specified by the stockholder giving the proxy. If one or more of the nominees is unable or unwilling to serve, the shares represented by the proxies will be voted for any substitute nominee or nominees as may be designated by the Board.

The Board Recommends a Vote FOR Proposal No. 1.

Election of each of the twelve Director nominees requires the Director to receive a majority of the votes cast at the meeting in person or by proxy to be elected (meaning the number of shares voted “for” a Director nominee must exceed the number of shares voted “against” that Director nominee), subject to the Board’s policy regarding resignations by Directors who do not receive a majority of “for” votes.

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

(Proposal No. 2)

At the Annual Meeting, as a matter of sound corporate governance, stockholders will be asked to ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as independent accountants for the Company for the year 2012. If the selection of PwC is not ratified, the Audit Committee will take this into consideration in the future selection of independent accountants.

PwC has acted as independent accountants for the Company for many years. The Audit Committee’s charter provides that at least once every five years, the Audit Committee will evaluate whether it is appropriate to rotate the Company’s independent accountants.

The Audit Committee considered the firm’s qualifications. This included a review of PwC’s performance in prior years, as well as PwC’s reputation for integrity and for competence in the fields of accounting and auditing. The Audit Committee also reviewed a report provided by PwC regarding its quality controls, inquiries or investigations by governmental or professional authorities and independence. See “Report of the Audit Committee” and “Fees Paid to PricewaterhouseCoopers LLP” on pages 26 to 27.

Representatives of PwC will be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

The Board Recommends a Vote FOR Proposal No. 2.

Ratification of Proposal No. 2 requires the affirmative vote of a majority of the shares of Company Common Stock voted on the proposal at the Annual Meeting.

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

(Proposal No. 3)

The Company values the opinions of our stockholders, and in accordance with Section 14A of the Securities Exchange Act of 1934, the stockholders may vote to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers. The Board recommends that the stockholders vote to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis (“CD&A”) section, and the related compensation disclosure tables on pages 28 to 57. The Company currently conducts such votes annually, and the next such vote will be at the Company’s 2013 annual meeting of stockholders.

As discussed in the CD&A, the Company’s executive compensation program is designed to assist in attracting and retaining key executives critical to the Company’s long-term success, and to motivate these executives to create value for its stockholders and to provide reliable service for its customers. The Management Development and Compensation Committee (the “Compensation Committee”), with the assistance of its compensation consultant, seeks to provide base salary, target annual cash incentive compensation, long-term equity-based incentive compensation, and retirement and welfare benefits that are competitive with the level of compensation provided by the Company’s compensation peer group (see “Compensation Peer Group” on page 32).

The Compensation Committee believes that variable compensation should represent the most significant portion of each Named Executive Officer’s total direct compensation to motivate strong annual and multi-year Company performance. Additionally, the Compensation Committee believes that most of the variable performance-based compensation should be in the form of long-term, rather than annual incentives, to emphasize the importance of sustained Company performance. Each year, the Compensation Committee evaluates the level of compensation and the mix of base and variable compensation of each Named Executive Officer to ensure that it meets the Compensation Committee’s objectives and is competitive with levels of compensation of the compensation peer group.

For the reasons highlighted above and more fully discussed in the CD&A, the Board recommends that the stockholders vote in favor of the following resolution:

“RESOLVED, That the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved.”

The Board Recommends a Vote FOR Proposal No. 3.

Approval of Proposal No. 3 requires the affirmative vote of a majority of the shares of Company Common Stock voted on the proposal at the Annual Meeting.

The Board values the opinions of the Company’s stockholders as expressed through their vote and other communications. Although the vote is on an advisory basis, the Board and its Compensation Committee will consider the voting results when making future compensation decisions for the Company’s Named Executive Officers.

STOCKHOLDER PROPOSAL

(Proposal No. 4)

Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, who owns 200 shares of Company Common Stock, has submitted the following proposal:

“RESOLVED: That the stockholders recommend that the Board take the necessary steps that Con Edison specifically identify by name and corporate title in all future proxy statements those executive officers, not otherwise so identified, who are contractually entitled to receive in excess of $500,000 annually as a base salary, together with whatever other additional compensation bonuses and other cash payments were due them.”

The statement made in support of this proposal is as follows:

“In support of such proposed Resolution it is clear that the stockholders have a right to comprehensively evaluate the management in the manner in which the Corporation is being operated and its resources utilized. At present only a few of the most senior executive officers are so identified, and not the many other senior executive officers who should contribute to the ultimate success of the Corporation. Through such additional identification the stockholders will then be provided an opportunity to better evaluate the soundness and efficacy of the overall management.”

“Last year the owners of approximately 15.8% of shares voting, voted FOR this proposal.”

“If you AGREE, please mark your proxy FOR this proposal.”

The Board of Directors Recommends That You Vote AGAINST Proposal No. 4 for the Following Reasons:

Disclosure of executive compensation is governed by the Securities and Exchange Commission’s proxy solicitation rules. In accordance with those rules, Con Edison currently provides information on pages 28 to 57 of the Proxy Statement concerning compensation for its highest paid executive officers.

The Board of Directors Recommends a Vote AGAINST Proposal No. 4.

Approval of the stockholder proposal (Proposal No. 4) requires the affirmative vote of a majority of the shares of Company Common Stock voted on the proposal at the Annual Meeting.

THE BOARD OF DIRECTORS

Information About the Nominees

The Board and the Corporate Governance and Nominating Committee consider the qualifications of Directors and Director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs. The Board believes that the Board, as a whole, should possess a combination of skills, professional experience, and diversity of backgrounds necessary to oversee the Company’s business. The Board has adopted Corporate Governance Guidelines to assist it in exercising its responsibilities to the Company and its stockholders. In evaluating Director candidates and considering incumbent Directors for renomination to the Board, the Board and the Corporate Governance and Nominating Committee consider various factors. Pursuant to the Guidelines, the Committee reviews with the Board the skills and characteristics of Director nominees, including independence, integrity, judgment, business experience, areas of expertise, availability for service, factors relating to the composition of the Board (including its size and structure) and the Company’s principles of diversity. For incumbent Directors, the Committee also considers past performance of the Director on the Board.

The current nominees bring to the Company the benefit of their qualifications, leadership, skills, and the diversity of their experience and backgrounds, as set forth below, which provide the Board, as a whole, with the skills and expertise that reflect the needs of the Company’s regulated and unregulated businesses. We show below for each nominee, age as of the date of the Annual Meeting, business experience, period of service as a Director, public or investment company directorships during the past five years, and other directorships.

Eugene R. McGrath, 70

Mr. McGrath has leadership, engineering, and operations experience, and knowledge of the utility industry and the Company’s business. Mr. McGrath’s experience from his leadership positions at the Company and his service on other boards support the Board in its oversight of the Company’s management, operations, engineering and strategic planning activities. Mr. McGrath was Chairman of the Board of Con Edison from October 1997 through February 2006, Chairman of Con Edison of New York from September 1990 through February 2006, President and Chief Executive Officer of Con Edison from October 1997 until September 2005, and Chief Executive Officer of Con Edison of New York from September 1990 to September 2005. Mr. McGrath has been a Trustee of Con Edison of New York since 1987, a Director of Con Edison since October 1997, and Chairman of the Board of Orange & Rockland from July 1999 until September 2005. Mr. McGrath serves as a Director of GAMCO Investors, Inc., Sensus (Bermuda 2) Ltd. and Sensus USA Inc., and certain of their affiliates, and, during the past five years, Mr. McGrath also served as a Director of Schering-Plough Corporation through November 2009. Mr. McGrath is also a Director of Associated Electric & Gas Insurance Services Limited.

Gordon J. Davis, 70

Mr. Davis has experience as an attorney in real estate, environmental, utilities and financial matters, and experience in government service. Mr. Davis’ legal experience and government service support the Board in its oversight of the Company’s environmental, real estate, and financial activities. Mr. Davis is a Partner at Dewey & LeBoeuf LLP, Attorneys at Law, New York, NY, the firm resulting from the merger in October 2007 of LeBoeuf, Lamb, Greene & MacRae, LLP (“LeBoeuf”) and Dewey Ballantine LLP. Mr. Davis was a Partner at LeBoeuf from October 1994 to October 2007 (except during 2001 when he served as President of Lincoln Center Inc.). Previously, Mr. Davis served as the Commissioner of Parks and Recreation for the City of New York. Mr. Davis has been a Trustee of Con Edison of New York since 1989 and a Director of Con Edison since December 1997. Mr. Davis serves as a Director of the Dreyfus Funds, Groups III and IX, and Phoenix Companies, Inc. Mr. Davis is also a Director or Trustee of Central Park Conservatory, Jazz at Lincoln Center, Inc. (Founding Chairman Emeritus), John F. Kennedy Center for the Performing Arts, The Municipal Art Society of New York, New York Public Library, New York Public Theater and the Studio Museum in Harlem.

Ellen V. Futter, 62

Ms. Futter has management and operations experience leading major New York not-for-profit entities that provide services to the public. Ms. Futter also has legal and financial experience. Ms. Futter’s experience from her leadership positions at the American Museum of Natural History and Barnard College, her legal experience, and her service on other boards support the Board in its oversight of the Company’s operations and planning activities and the Company’s relationships with stakeholders. Ms. Futter has been the President of the American Museum of Natural History, New York, NY, since November 1993. Previously, Ms. Futter served as the President of Barnard College, New York, NY, and as the Chairman of the Federal Reserve Bank of New York, and was a corporate attorney at the law firm of Milbank, Tweed, Hadley & McCloy. Ms. Futter has been a Trustee of Con Edison of New York since 1989 and a Director of Con Edison since December 1997. Ms. Futter serves as a Director of JPMorgan Chase & Co., Inc., and, during the past five years, Ms. Futter also served as a Director of American International Group, Inc. through July 2008, and Viacom, Inc. through April 2007. Ms. Futter is also a Director or Trustee of NYC & Company and the Brookings Institution and a Manager at the Memorial Sloan-Kettering Cancer Center.

Sally H. Piñero, 59
Ms. Piñero has experience in business development and government service, and also has legal experience. Ms. Piñero’s experience from her positions as an attorney and in government service supports the Board in its oversight of the Company’s corporate governance, environmental, and planning activities and the Company’s relationships with stakeholders. Ms. Piñero has been a hearing officer with the New York City Office of Administrative Trials and Hearings Health Tribunal since January 2012. Previously, Ms. Piñero was an attorney at law in Yonkers, NY from January 2008 through December 2011, President of East Harlem Business Capital Corporation, a non-profit corporation providing business services to promote economic development, from July 2006 to December 2007, and Executive Director of City Harvest, New York, NY, a non-profit corporation that collects and distributes food to community food programs, from August 2005 to July 2006. Ms. Piñero also served as the Managing Director of Fannie Mae American Communities Fund, Chairwoman of the New York City Housing Authority, Deputy Mayor for Finance and Economic Development, and Chairwoman of the Board of Directors of the Financial Services Corporation of New York City. Ms. Piñero has been a Trustee of Con Edison of New York since 1994 and a Director of Con Edison since December 1997.

Michael J. Del Giudice, 69

Mr. Del Giudice has experience in private equity, with a focus on the power and energy infrastructure market, as well as experience in government service. Mr. Del Giudice’s experience from his investment activities and his government service support the Board in its oversight of the Company’s corporate governance, financial, and strategic planning activities, and the Company’s relationships with stakeholders. Mr. Del Giudice has been Senior Managing Director at Millennium Capital Markets LLC, New York, NY, an investment banking firm, since 1996, Senior Managing Director at MCM Securities LLC, New York, NY, a registered broker dealer, since 1996, and Chairman and Senior Managing Director of Rockland Capital, LLC, New York, NY, a private equity company focusing on power and energy infrastructure markets, since 2003. Previously, Mr. Del Giudice was a General Partner at the investment bank of Lazard Freres & Co. LLC, and served as Secretary to the New York State Governor and Chief of Staff to the New York State Assembly Speaker. Mr. Del Giudice has been a Director of Con Edison since July 1999 and a Trustee of Con Edison of New York since May 2002. Mr. Del Giudice serves as a Director of Fusion Telecommunications International, Inc., and Reis, Inc., and, during the past five years, Mr. Del Giudice also served as a Director of Barnes and Noble, Inc. through September 2010. Mr. Del Giudice is also a Director of Sabre Industries, Inc., and is Chairman of the Governor’s Committee on Scholastic Achievement and Vice Chairman of the New York Racing Association.

George Campbell Jr., Ph.D., 66

Dr. Campbell has experience leading one of the nation’s premiere colleges and a non-profit corporation, with a focus on engineering and science. Dr. Campbell also has experience in management and research and development at a public company. Dr. Campbell’s experience from his leadership positions at The Cooper Union for the Advancement of Science and Art, AT&T Bell Laboratories, and NACME, Inc., and his service on other boards support the Board in its oversight of the Company’s operations and management activities. Dr. Campbell, a physicist, was the President from July 2000 through June 2011, and is now President Emeritus of The Cooper Union for the Advancement of Science and Art, New York, NY, a college focusing primarily on engineering, architecture, and art. Previously, Dr. Campbell held various management positions at AT&T Bell Laboratories. Dr. Campbell has also served as President and Chief Executive Officer of NACME, Inc., a non-profit corporation focused on engineering education and science and technology policy. Dr. Campbell has been a Director of Con Edison and a Trustee of Con Edison of New York since February 2000. Dr. Campbell serves as a Director of Barnes and Noble, Inc. Dr. Campbell is also a Director or Trustee of the New York State Foundation for Science, Technology and Innovation, the Josiah Macy Foundation, The Mitre Corporation, Rensselaer Polytechnic Institute, Montefiore Medical Center, the New York Hall of Science, and the Webb Institute of Naval Architecture.

Vincent A. Calarco, 69

Mr. Calarco has experience leading public companies, and has management and executive experience with manufacturing companies. Mr. Calarco’s experience from his leadership positions and financial oversight experience in senior management roles at Newmont Mining Corporation and Crompton Corporation (now known as Chemtura Corporation), and his service on other boards support the Board in its oversight of the Company’s management, financial, operations, and strategic planning activities. Mr. Calarco has been the Non-Executive Chairman of Newmont Mining Corporation, Denver, CO, a gold production company, since January 2008. Mr. Calarco was Chairman, President and Chief Executive Officer of Crompton Corporation (specialty chemicals, polymer products and equipment), Middlebury, CT from April 1985 to July 2004. Previously, Mr. Calarco held various management and executive positions at Uniroyal Chemical Company. Mr. Calarco has been a Director of Con Edison and a Trustee of Con Edison of New York since September 2001. Mr. Calarco serves as a Director of CPG International, Inc. Mr. Calarco is also a Director of Citadel Plastics Company and a Trustee of Saint Raphael Healthcare System.

Kevin Burke, 61

Mr. Burke has leadership, engineering, operations and legal experience, as well as knowledge of the utility industry and the Company’s business. Mr. Burke’s experience from his leadership positions at the Company, and his service on other boards supports the Board in its oversight of the Company’s management, financial, operations, and strategic planning activities and the Company’s relationships with stakeholders. Mr. Burke has been Chairman of the Board of Con Edison and Con Edison of New York since February 2006. Mr. Burke has been President and Chief Executive Officer of Con Edison and Chief Executive Officer of Con Edison of New York since September 2005. Previously, Mr. Burke was President and Chief Operating Officer of Con Edison of New York from September 2000 until September 2005. Mr. Burke has been a Director of Con Edison, a Trustee of Con Edison of New York and Chairman of the Board of Directors of Orange & Rockland since October 2005. Mr. Burke serves as a Director of Honeywell International Inc. Mr. Burke is also a Director or Trustee of American Gas Association, the Business Council of New York State, The Economic Club of New York, Edison Electric Institute, Institute for Electric Efficiency, Mayor’s Fund to Advance New York City, New York Botanical Garden, New York State Energy Research and Development Authority, and Partnership for New York City.

L. Frederick Sutherland, 60

Mr. Sutherland has leadership experience at an international managed services company, including experience with financial reporting, internal auditing, mergers and acquisitions, financing, risk management, corporate compliance and corporate planning. Mr. Sutherland also has corporate banking experience. Mr. Sutherland’s experience from his leadership positions at ARAMARK Corporation and Chase Manhattan Bank supports the Board in its oversight of the Company’s financial reporting, auditing, and strategic planning activities. Mr. Sutherland has been the Executive Vice President and Chief Financial Officer of ARAMARK Corporation, Philadelphia, PA, a provider of services, facilities management and uniform and career apparel, since 1997, and assumed the added responsibilities as Group Executive in 2009. Prior to joining ARAMARK in 1980, Mr. Sutherland was Vice President in the Corporate Banking Department of Chase Manhattan Bank, New York, NY. Mr. Sutherland has been a Director of Con Edison and a Trustee of Con Edison of New York since April 2006. Mr. Sutherland is also the President of the Board of Trustees of People’s Light and Theater and Vice Chairman of the Board of WHYY, a PBS affiliate.

John F. Killian, 57

Mr. Killian has leadership experience at regulated consumer services companies, including experience with financial reporting and internal auditing. Mr. Killian’s experience from his leadership positions at Verizon Communications, Inc., Bell Atlantic and NYNEX CableComms Limited supports the Board in its oversight of the Company’s auditing, financial, operating, and strategic planning activities, and the Company’s relationships with stakeholders. Mr. Killian was the Executive Vice President and Chief Financial Officer of Verizon Communications Inc., a telecommunications company, from March 2009 to December 2010. Previously, Mr. Killian was the President of Verizon Business, Basking Ridge, NJ, from October 2005 until February 2009, the Senior Vice President and Chief Financial Officer of Verizon Telecom from June 2003 until October 2005, and the Senior Vice President and Controller of Verizon Telecom from April 2002 until June 2003. Mr. Killian also served in executive positions at Bell Atlantic and was the President and Chief Executive Officer of NYNEX CableComms Limited (a telecommunications, information services and entertainment company in the United Kingdom). Mr. Killian has been a Director of Con Edison and a Trustee of Con Edison of New York since September 2007. Mr. Killian is also a Director of Houghton Mifflin Harcourt and a Trustee of Providence College.

Michael W. Ranger, 54

Mr. Ranger has investment experience focusing on the energy and power sector, investment banking experience in the energy and power sector, and experience as a member of a utility banking group. Mr. Ranger’s experience from his investment activities in the energy and power sector supports the Board in its oversight of the Company’s financial and strategic planning activities. Mr. Ranger has been Senior Managing Director of Diamond Castle Holdings LLC, New York, NY, a private equity investment firm, since 2004 and Non-Executive Chairman of KDC Solar LLC since 2010. Previously, Mr. Ranger was an investment banker in the energy and power sector for twenty years, including at Credit Suisse First Boston, Donaldson, Lufkin and Jenrette, DLJ Global Energy Partners, and Drexel Burnham Lambert. Mr. Ranger was also a member of the Utility Banking Group at Bankers Trust. Mr. Ranger has been a Director of Con Edison and a Trustee of Con Edison of New York since February 2008. During the past five years, Mr. Ranger also served as a Director of TXU Corp. through October 2007. Mr. Ranger is also a Director or Trustee of Beacon Health Holdings, LLC, Bonten Media Group, Managed Health Care Associates, Inc., Morristown-Beard School, Professional Direction Enterprise, Inc, The Seeing Eye, Inc., and St. Lawrence University.

John F. Hennessy III, 56

Mr. Hennessy has leadership experience at project performance consulting firms, and has engineering and construction industry experience. Mr. Hennessy’s experience from his leadership positions with a project performance consulting firm supports the Board in its oversight of the Company’s operations and financial activities. Mr. Hennessy has been a Partner in the firm of Hennessy & Williamson, a project performance consulting firm, New York, NY, since 2004, and since 2011, an advisor to Turnstone Energy Solutions, an energy management company. Previously, Mr. Hennessy was Chairman of the Board and Chief Executive Officer of the Syska Hennessy Group from 1989 to 2004. Mr. Hennessy has been a Director of Con Edison and a Trustee of Con Edison of New York since November 2008. Mr. Hennessy is also Chairman Emeritus of the Board of Directors of the New York Building Congress, Chairman Emeritus of the New York Building Foundation, and Chairman Emeritus of the American Council of Engineering Companies.

Meetings and Board Members’ Attendance

The Board of Directors held 11 meetings in 2011. At its meetings the Board considers a wide variety of matters involving such things as the Company’s strategic planning, its financial condition and results of operations, its capital and operating budgets, personnel matters, succession planning, risk management, industry issues, accounting practices and disclosure, and corporate governance practices.

In accordance with the Company’s Corporate Governance Guidelines, the Chair of the Corporate Governance and Nominating Committee (currently Mr. Del Giudice) serves as Lead Director and, as such, chairs the executive sessions of the non-management Directors and the independent Directors. The Company’s independent Directors met once in executive session and the non-management Directors met 11 times in executive session during 2011.

During 2011, each incumbent member of the Board attended more than 75 percent of the combined meetings of the Board of Directors and the Board Committees on which he or she served.

Directors are expected to attend the Annual Meeting. All of the current Directors attended the 2011 annual meeting of stockholders.

Corporate Governance

Con Edison’s corporate governance documents, including its Corporate Governance Guidelines, the charters of the Audit, Corporate Governance and Nominating, and Management Development and Compensation Committees, and the Code of Ethics are available on the Company’s website at www.conedison.com/investor/governance_documents.asp. The Code of Ethics applies to all Directors, officers and employees. Con Edison intends to post on its website at www.conedison.com/investor/governance_documents.asp amendments to its Code of Ethics and a description of any waiver from a provision of the Code of Ethics granted by the Board to any Director or executive officer of Con Edison within four business days after such amendment or waiver.

Leadership Structure

The Company’s leadership structure combines the roles of the chairman and chief executive officer. The Board believes that this leadership structure is appropriate for the Company due to Mr. Burke’s knowledge of the

Company and the utility industry, and his extensive engineering, operations and legal experience. The Board consists of a substantial majority of Directors who are independent (see “Board Members’ Independence” on pages 18 to 19), the Board routinely holds executive sessions at which only non-management Directors are present, and the independent Directors meet in executive session at least once a year. Pursuant to the Company’s Corporate Governance Guidelines, the Board has oversight responsibility for reviewing the Company’s strategic plans, objectives and risks. The Committees of the Board which administer the Board’s risk oversight function are chaired by non-management Directors (see “Standing Committees of the Board” on pages 19 to 22). In addition, the Board has an independent Lead Director who is the Chair of the Corporate Governance and Nominating Committee. The Lead Director: (i) acts as a liaison between the independent Directors and the Company’s management; (ii) chairs the executive sessions of non-management and independent Directors and has the authority to call additional executive sessions as appropriate; (iii) chairs Board meetings in the Chairman’s absence; (iv) coordinates with the Chairman on agendas and schedules for Board meetings, information flow to the Board, and other matters pertinent to the Company and the Board; and (v) is available for consultation and communication with major stockholders as appropriate.

Risk Oversight

The Board’s primary function is one of oversight. In connection with its oversight function, the Board oversees the Company’s policies and procedures for managing risk. The Board administers its risk oversight function primarily through its Committees which report to the Board. Board Committees have assumed oversight of various risks that have been identified through the Company’s enterprise risk management program. The Audit Committee reviews the Company’s risk assessment and risk management policies and the Audit Committee reports to the Board on the Company’s risk management program. Management regularly provides reports to the Board and its Committees concerning risks identified through the Company’s enterprise risk management program.

Related Person Transactions and Policy

The Company has adopted a written policy for approval of transactions between the Company and its Directors, Director nominees, executive officers, greater-than-five percent beneficial owners, and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $100,000 in a single calendar year.

The policy provides that the Corporate Governance and Nominating Committee reviews certain transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, the Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the Company than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In addition, the Board has delegated authority to the Chair of the Committee to pre-approve or ratify transactions where the aggregate amount involved is expected to be less than $1.0 million. A summary of any new transactions pre-approved by the Chair will be provided to the full Committee for its review in connection with a regularly scheduled Committee meeting.

The Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include:

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business transactions with other companies at which a related person’s only relationship is as an employee (other than an executive officer), director or less-than-10 percent beneficial owner if the amount of business falls below the thresholds in the New York Stock Exchange’s listing standards and the Company’s Director independence standards; and

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contributions to non-profit organizations at which a related person’s only relationship is as an employee (other than an executive officer) or director if the aggregate amount involved is less than both $1.0 million and two percent of the organization’s consolidated gross annual revenues.

At least annually, a summary of new transactions covered by the standing pre-approvals described above will be provided to the Committee for its review.

In 2011, Ms. Futter’s brother received approximately $132,000 for providing legal services to Con Edison of New York and will provide such legal services in 2012. The provision of these services by Ms. Futter’s brother was approved by the Committee.

Board Members’ Independence

The Board of Directors has affirmatively determined that the following Directors are “independent” as defined in the New York Stock Exchange’s listing standards: Mr. Calarco, Dr. Campbell, Mr. Davis, Mr. Del Giudice, Mr. Hennessy, Mr. Killian, Ms. Piñero, Mr. Ranger, and Mr. Sutherland.

To assist it in making determinations of Director independence, the Board has adopted independence standards, which are set forth in its Corporate Governance Guidelines, available on the Company’s website at www.conedison.com/investor/pdfs/Guidelines.pdf. Under these standards, the Board has determined that each of the relationships below is categorically immaterial and therefore, by itself, does not preclude a Director from being independent:

(i)	(a) the Director has an immediate family member who is a current employee of the Company’s internal or external auditor, but the immediate family member does not personally work on the Company’s audit; or (b) the Director or an immediate family member was, within the last three years, a partner or employee of such a firm but no longer works at the firm and did not personally work on the Company’s audit within that time;

(ii)	the Director or an immediate family member is, or has been within the last three years, employed at another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee, but the Director or the Director’s immediate family member is not an executive officer of the other company and his or her compensation is not determined or reviewed by that company’s compensation committee;

(iii)	the Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in any of the last three fiscal years, but the total payments in each year were less than $1.0 million, or two percent of such other company’s consolidated gross revenues, whichever is greater;

(iv)	the Director is a partner or the owner of five percent or more of the voting stock of another company that has made payments to, or received payments from, the Company for property or services in any of the last three fiscal years, but the total payments in each year were less than $1.0 million, or two percent of such other company’s consolidated gross revenues, whichever is greater;

(v)	the Director is a partner, the owner of five percent or more of the voting stock or an executive officer of another company which is indebted to the Company, or to which the Company is indebted, but the total amount of the indebtedness in each of the last three fiscal years was less than $1.0 million, or two percent of such other company’s consolidated gross revenues, whichever is greater; and

(vi)	the Director or an immediate family member is a director or an executive officer of a non-profit organization to which the Company has made contributions in any of the last three fiscal years, but the Company’s total contributions to the organization in each year were less than $1.0 million, or two percent of such organization’s consolidated gross revenues, whichever is greater.

In assessing independence, the Board considered that during 2011, Dr. Campbell and Mr. Davis were affiliated with organizations that did business with Con Edison. Con Edison made payments to, or received payments from, these organizations for property or services in 2011. However, in each case, the payments made by or to Con Edison were less than one percent of the recipient organization’s consolidated gross revenues and fell significantly below the thresholds in paragraphs (iii) and (iv) of Con Edison’s Director independence standards disclosed above. In assessing independence, the Board also considered that a non-profit organization, of which Dr. Campbell was an executive officer through June 2011, received contributions from Con Edison in 2011 of no more than $350,000. Con Edison’s relationship with such organization predates Dr. Campbell’s service on the Board and Dr. Campbell’s employment by such organization.

Standing Committees of the Board

Audit Committee

The Audit Committee, composed of four independent Directors (currently Mr. Calarco, Chair, Mr. Del Giudice, Mr. Killian, and Mr. Sutherland), is responsible for the appointment of the independent accountants for the Company, subject to stockholder ratification at the Annual Meeting. If the selection of PricewaterhouseCoopers LLP is not ratified, the Audit Committee will take this into consideration in the future selection of independent accountants. The Committee meets with the Company’s management, including Con Edison of New York’s General Auditor, the General Counsel, and the Company’s independent accountants, several times a year to discuss internal controls and accounting matters, the Company’s financial statements, filings with the Securities and Exchange Commission, earnings press releases and the scope and results of the auditing programs of the independent accountants and of Con Edison of New York’s internal auditing department. The Committee also oversees the Company’s risk assessment and risk management policies, and the Company’s management of risks, relating to the Committee’s duties and responsibilities that have been identified through the Company’s enterprise risk management program. Each member of the Committee is “independent” as defined in the New York Stock Exchange’s listing standards. Con Edison’s Board of Directors has determined that each Director on the Audit Committee is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and is “independent” as such term is defined in Rule 10A-3 under the Securities and Exchange Act of 1934. The Audit Committee held seven meetings in 2011.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee, composed of four independent Directors (currently Mr. Del Giudice, Chair, Mr. Calarco, Dr. Campbell, and Ms. Piñero), annually evaluates each Director’s individual performance when considering whether to nominate the Director for re-election to the Board and is responsible for recommending candidates to fill vacancies on the Board. In addition, the Committee assists with respect to the composition and size of the Board and of all Committees of the Board. The Committee also makes recommendations to the Board as to the compensation of Board members as well as other corporate governance matters, including Board independence criteria and determinations and corporate governance guidelines. Additionally, the Committee oversees the Company’s management of risks, relating to the Committee’s duties and responsibilities that have been identified through the Company’s enterprise risk management program.

All of the members of the Committee are “independent” as defined in the New York Stock Exchange’s listing standards. Con Edison’s Corporate Governance Guidelines provide that the Board of Directors consists of a substantial majority of Directors who meet the New York Stock Exchange definition of independence, as determined by the Board in accordance with the standards described in the Guidelines under “Board Members’ Independence” beginning on page 18. Among its duties, the Committee reviews the skills and characteristics of Director candidates as well as their integrity, judgment, business experience, areas of expertise and availability for service, factors relating to the composition of the Board (including its size and structure) and the Company’s principles of diversity.

The Committee has the authority under its charter to hire advisors to assist it in its decisions. The Committee retains a professional search firm to assist it in identifying director candidates. The search firm assists the Committee in developing criteria for potential Board members to complement the Board’s existing strengths. Based on such criteria, the firm also provides the Committee, for its review and consideration, lists of potential candidates with background information. After consulting with the Committee, the firm further screens and interviews candidates as directed by the Committee to determine their qualifications, interest and any potential conflicts of interest and provides its results to the Committee. The Committee also considers candidates recommended by stockholders. There are no differences in the manner in which the Committee will evaluate candidates recommended by stockholders. The Committee will make an initial determination as to whether a particular candidate meets the Company’s criteria for Board membership, and will then further consider candidates that do. Stockholder recommendations for candidates, accompanied by biographical material for evaluation, may be sent to the Vice President and Corporate Secretary of the Company. Each recommendation should include information as to the qualifications of the candidate and should be accompanied by a written statement (presented to the Vice President and Corporate Secretary of the Company) from the suggested candidate to the effect that the candidate is willing to serve.

The Committee has also retained Mercer (US) Inc. (“Mercer”) to provide information, analyses, and objective advice regarding director compensation. The Committee directs Mercer to: (i) assist the Committee by providing competitive market information on the design of the director compensation program, (ii) advise the Committee on the design of the director compensation program and also provide advice on the administration of the program, and (iii) brief the Committee on director compensation trends among the Company’s compensation peer group and broader industry. The chief executive officer is the Chairman of the Board and together with the other Board members considers the recommendations of the Committee. The decisions may reflect factors and considerations in addition to the information and advice provided by Mercer.

The Corporate Governance and Nominating Committee held three meetings in 2011.

Environment, Health and Safety Committee

The Environment, Health and Safety Committee, composed of four non-management Directors (currently Ms. Futter, Chair, Mr. Davis, Mr. Hennessy, and Ms. Piñero), provides advice and counsel to the Company’s management on corporate environment, health and safety policies and on such other environment, health and safety matters as from time-to-time the Committee deems appropriate, reviews significant issues relating to the Company’s environment, health and safety programs and its compliance with environment, health and safety laws and regulations, and makes such other reviews and recommends to the Board such other actions as it may deem necessary or desirable to help promote sound planning by the Company with due regard to the protection of the environment, health and safety. Additionally, the Committee oversees the Company’s management of risks, relating to the Committee’s duties and responsibilities that have been identified through the Company’s enterprise risk management program. The Environment, Health and Safety Committee held four meetings in 2011.

Executive Committee

The Executive Committee, composed of Mr. Burke, the Chairman of the Board and of the Committee, and three non-management Directors (currently Mr. Calarco, Mr. Del Giudice, and Mr. McGrath), may exercise, during intervals between the meetings of the Board, all the powers vested in the Board, except for certain specified matters. No meetings of the Executive Committee were held in 2011.

Finance Committee

The Finance Committee, composed of four independent Directors (currently Mr. Sutherland, Chair, Mr. Davis, Mr. Hennessy, and Mr. Ranger), reviews and makes recommendations to the Board with respect to the Company’s financial condition and policies, capital and operating budgets, financial forecasts, major contracts and real estate transactions, financings, investments, bank credit arrangements, its dividend policy, strategic business plan and litigation and other financial matters. Additionally, the Committee oversees the Company’s management of risks, relating to the Committee’s duties and responsibilities that have been identified through the Company’s enterprise risk management program. The Finance Committee held eight meetings in 2011.

Management Development and Compensation Committee

The Management Development and Compensation Committee, composed of four independent Directors (currently Dr. Campbell, Chair, Mr. Calarco, Mr. Del Giudice, and Mr. Killian), makes recommendations to the Board relating to officer and senior management appointments. The Committee also establishes and oversees the Company’s executive compensation and benefit plans and policies, administers its equity plans and annual incentive plan and reviews and approves annually all compensation relating to the Named Executive Officers under the Company’s compensation program. Additionally, the Committee oversees the Company’s management of risks, relating to the Committee’s duties and responsibilities that have been identified through the Company’s enterprise risk management program.

The Committee has the authority, under its charter, to engage the services of outside advisors, experts and others to assist it. The Committee engages Mercer to provide information, analyses, and objective advice regarding executive compensation. The Committee directs Mercer to: (i) assist the Committee in the development and assessment of the compensation peer group for the purposes of providing competitive market information for the design of the compensation program, (ii) compare the Company’s chief executive officer’s base salary, annual incentive and long-term incentive compensation to that of the chief executive officers of the identified compensation peer group and broader industry, (iii) advise the Committee on the officers’ base salaries and target award levels within the annual and long-term incentive plans, (iv) advise the Committee on the design of the Company’s annual and long-term incentive plans and also provide advice on the administration of the plans, (v) brief the Committee on executive compensation trends among the Company’s compensation peer group and broader industry, and (vi) assist with the preparation of the Compensation Discussion and Analysis Report for this Proxy Statement. The Committee held six meetings in 2011, of which Mercer attended five.

For a discussion of the role of the Committee and information about the Company’s processes and procedures for the consideration and determination of executive compensation, see the Compensation Discussion and Analysis Report beginning on page 28 of the Proxy Statement.

In addition, the Committee also reviews and makes recommendations as necessary to provide for orderly succession and transition in the executive management of the Company and receives reports and makes recommendations with respect to minority and female recruitment, employment and promotion. It also oversees and makes recommendations to the Board with respect to compliance with the Employee Retirement Income Security Act of 1974 (“ERISA”), and reviews and makes recommendations with respect to benefit plans and plan amendments, the selection of plan trustees and the funding policy and contributions to the funded plans, and reviews the performance of the funded plans. Each of the members of the Committee is “independent” as defined in the New York Stock Exchange’s listing standards, meets the “outside director” criteria of Section 162(m) of the Internal Revenue Code, and the “Non-Employee” Director criteria of Rule 16b-3 under the Securities Exchange Act of 1934.

Operations Oversight Committee

The Operations Oversight Committee, composed of five non-management Directors (currently Mr. McGrath, Chair, Dr. Campbell, Ms. Futter, Mr. Hennessy, and Mr. Killian), oversees the Company’s operation of its electric, gas and steam delivery systems and their impact on the customer. Additionally, the Committee oversees the Company’s management of risks, relating to the Committee’s duties and responsibilities that have been identified through the Company’s enterprise risk management program. The Operations Oversight Committee held five meetings in 2011.

Planning Committee

The Planning Committee, composed of five non-management Directors (currently Ms. Piñero, Chair, Mr. Davis, Ms. Futter, Mr. McGrath, and Mr. Ranger), reviews and makes recommendations to the Board regarding long-range planning for the Company. Additionally, the Committee oversees the Company’s management of risks, relating to the Committee’s duties and responsibilities that have been identified through the Company’s enterprise risk management program. The Planning Committee held three meetings in 2011.

Compensation Consultant Fee Disclosure

The Management Development and Compensation Committee has retained Mercer, a wholly-owned subsidiary of Marsh & McLennan, to assist the Committee with its responsibilities related to the Company’s executive and Director compensation programs. Mercer’s fees for executive and Director compensation consulting to the Committee in 2011 were approximately $235,000.

During 2011, the Company retained Marsh & McLennan affiliates to provide services, unrelated to executive compensation. These services were approved by the Company’s management. The aggregate fees paid for these other services, which include litigation and economic consulting, and a corporate membership for safety professionals, were approximately $467,000.

Compensation Committee Interlocks and Insider Participation

Mr. Calarco, Dr. Campbell (Chair), Mr. Del Giudice and Mr. Killian were on Con Edison’s Management Development and Compensation Committee during 2011. The Company believes that there are no interlocks with the members who serve on this Committee.

Communications with the Board of Directors

Interested parties may communicate directly with the members of the Board of Directors, including the non-management Directors as a group, by writing to them, care of the Company’s Vice President and Corporate Secretary, Con Edison, 4 Irving Place, New York, New York 10003. The Vice President and Corporate Secretary will forward all communications to the Director or the Directors indicated.

DIRECTOR COMPENSATION

Those members of the Board who are not employees of the Company or its subsidiaries were paid an annual retainer of $75,000. The Lead Director received an additional annual retainer of $20,000. Effective April 1, 2012, each non-employee member of the Board received an annual retainer of $90,000 and the Lead Director received an additional annual retainer of $35,000.

In 2011, the Chairs of the Environment, Health and Safety, Finance, Operations Oversight and Planning Committees each received an additional annual retainer of $5,000. The Chairs of the Corporate Governance and Nominating Committee and Management Development and Compensation Committee each received an additional annual retainer of $10,000. The Audit Committee Chair received an additional annual retainer of $20,000, and each Audit Committee member received an additional annual retainer of $10,000 and a fee of $2,000 for each meeting of the Audit Committee attended. Members of the other Committees of the Board or of the Boards of its subsidiaries received a fee of $1,500 for each meeting of a Committee attended. The Acting Chair of any Board Committee, at meetings where the regular Chair is absent, was paid an additional meeting fee of $200 for any Committee meeting at which he or she presided.

In 2011, the Company reimbursed Board members who were not currently officers of the Company for reasonable expenses incurred in attending Board and Committee meetings. No person who served on both the Con Edison Board and on the Board of its subsidiary, Con Edison of New York, and corresponding Committees, was paid additional compensation for concurrent service. Members of the Board who were officers of the Company or its subsidiaries received no retainer or meeting fees for their service on the Board.

The Company has stock ownership guidelines for Directors under which each Director is to own shares with a value equal to three times the annual director retainer (not including committee and/or committee chair fees) paid to such Director during the previous fiscal year.

Members of the Board participate in the long term incentive plan. Pursuant to the long term incentive plan, each non-management Director was allocated an annual award of $90,000 of deferred stock units following the 2011 Annual Meeting. Effective April 1, 2012, on the first business day following each annual meeting, each non-management Director will be allocated an annual award of $105,000 of deferred stock units. If a non-management Director was first appointed to the Board after an annual meeting, his or her first annual award will be pro rated. Settlement of the 2011 annual awards of stock units were deferred until the Director’s termination of service from the Board of Directors. Each Director may elect to defer all or a portion of his or her 2011 retainers and meeting fees into additional deferred stock units, which are deferred until the Director’s termination of service. Dividend equivalents are payable on 2011 deferred stock units in the amount and at the time that dividends are paid on Company Common Stock and are credited in the form of additional deferred stock units which are fully vested as of the date the dividends would have been paid to the Director or, at the Director’s option, are paid in cash. All payments on account of deferred stock units will be made in shares of Company Common Stock. The long term incentive plan provides that cash compensation deferred into stock units, the annual stock unit awards, and the dividend equivalents granted to non-management Directors that are credited in the form of additional deferred stock units, are fully vested, and payable in a single one-time payment of whole shares (rounded to the nearest whole share) within sixty days following separation from Board service.

Directors are eligible to participate in the stock purchase plan, which is described in Note M to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Director Compensation Table

The following table sets forth the compensation for the members of the Company’s Board of Directors for the fiscal year ended December 31, 2011.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation(2) ($)		Total ($)
Kevin Burke(3)	—	—	—		—
Vincent A. Calarco	$130,000	$90,000	—		$220,000
George Campbell, Jr.	$112,000	$90,000	$10,500		$212,500
Gordon J. Davis	$97,700	$90,000	$8,000		$195,700
Michael J. Del Giudice	$153,000	$90,000	—		$243,000
Ellen V. Futter	$99,500	$90,000	$15,000	(4)	$204,500
John F. Hennessy III	$103,500	$90,000	—		$193,500
John F. Killian	$129,000	$90,000	$10,500		$229,500
Eugene R. McGrath	$95,000	$90,000	—		$185,000
Sally H. Piñero	$95,000	$90,000	—		$185,000
Michael W. Ranger	$97,500	$90,000	—		$187,500
L. Frederick Sutherland	$122,000	$90,000	—		$212,000

Footnotes:

(1)	On May 17, 2011, each of the Directors, except Mr. Burke, received a grant of 1,687 stock units. The stock units were valued at $53.35 per share and are the equivalent of $90,000. The stock units are fully vested at the time of grant. Pursuant to the Company’s long term incentive plan, and as indicated in Note M to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, the stock units are valued in accordance with FASB ASC Topic 718.
(2)	This column includes matching contributions made by the Company to qualified educational institutions under its matching gift program. All directors and employees are eligible to participate in this program. The Company matches up to a total of $10,500 per eligible participant to qualified educational institutions per calendar year. Gifts of up to $3,000 are matched by the Company on a two-for-one basis and gifts that are greater than $3,000 are matched by the Company on a one-for-one basis (up to the $7,500 maximum).
(3)	Mr. Burke did not receive any director compensation because he is an officer of the Company and only non-management Directors receive director compensation.
(4)	Includes amounts matched by the Company in 2010 and paid in 2011.

BENEFICIAL OWNERSHIP OF SECURITIES

Directors and Executive Officers

The following table includes information, as of February 29, 2012, with respect to the beneficial ownership of shares of the Company by each Director, each executive officer named in the Summary Compensation Table, and by all Directors and executive officers of the Company as a group. Each executive officer and member of the Board held his or her shares with sole voting power and sole investment power, except for the restricted stock units and deferred stock units (the holders of which have no voting rights or investment power) and shares as to which voting power, or investment power, or both, were shared with a spouse or a relative of such person. As of February 29, 2012, such ownership was, in each case, less than one percent of the outstanding 292,931,898 shares.

Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Other Stock- Based Holdings(2)	Total Number of Shares
Vincent A. Calarco	19,166	—	19,166
George Campbell, Jr.	20,290	7,113	27,403
Gordon J. Davis	24,165	—	24,165
Michael J. Del Giudice	28,841	—	28,841
Ellen V. Futter	15,567	6,000	21,567
John F. Hennessy III	6,028	—	6,028
John F. Killian	3,360	4,829	8,189
Eugene R. McGrath	60,696	—	60,696
Sally H. Piñero	24,806	1,500	26,306
Michael W. Ranger	16,505	—	16,505
L. Frederick Sutherland	20,537	—	20,537
Kevin Burke	231,479	25,936	257,415
Robert Hoglund	19,116	15,000	34,116
Craig Ivey	7,853	—	7,853
William Longhi	24,264	—	24,264
Elizabeth D. Moore	1,331	—	1,331
Directors and Executive Officers as a group, including the above-named persons (22 persons)	626,424	65,956	692,380

Footnotes:

(1)	Includes for the Directors, stock units that were deferred until the respective Director’s separation from the Board of Directors (“DSUs”): Mr. Calarco—18,766; Dr. Campbell—15,015; Mr. Davis—24,163; Mr. Del Giudice—27,324; Ms. Futter—13,621; Mr. Hennessy —6,028; Mr. Killian—3,360; Mr. McGrath—13,170; Ms. Piñero—24,468; Mr. Ranger—16,505; and Mr. Sutherland—16,537. Includes for the Named Executive Officers vested restricted stock units the receipt of which the officer deferred until the officer’s separation from the Company, for: Mr. Burke—restricted stock units: 142,528; Mr. Hoglund—restricted stock units: 15,000; Mr. Ivey—restricted stock units: 0; Mr. Longhi—restricted stock units: 13,532; and Ms. Moore—restricted stock units: 0. These officers had no other restricted stock units that were to vest, and no exercisable or unexercisable stock options that were to become exercisable, within 60 days of February 29, 2012.
(2)	Represents shares, stock units or DSUs that have been deferred more than 60 days after February 29, 2012.

The following table provides, as of December 31, 2011, information with respect to persons who are known to the Company to beneficially own more than five percent of Company Common Stock:

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percent of Class
State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	18,445,649	(1)	6.3%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	16,119,297	(2)	5.5%

Footnotes:

(1)	State Street Corporation stated in its Schedule 13G, filed on February 9, 2012 with the Securities and Exchange Commission, that it has shared voting and dispositive power for 18,445,649 shares of Company Common Stock.
(2)	BlackRock, Inc. stated in its Schedule 13G, filed on February 9, 2012 with the Securities and Exchange Commission, that it has sole voting and dispositive power for 16,119,297 shares of Company Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Directors and executive officers of the Company to file reports of ownership and changes in ownership of the equity securities of the Company and its subsidiaries with the Securities and Exchange Commission and to furnish copies of these reports to the Company, within specified time limits. Based upon its review of the reports furnished to the Company for 2011 pursuant to Section 16(a) of the Act, the Company believes that all of the reports were filed on a timely basis, except for one report, which was filed late: for Michael W. Ranger (Director), relating to 371 deferred stock units acquired pursuant to a voluntary deferral of meeting and retainer fees on December 30, 2011.

REPORT OF THE AUDIT COMMITTEE

The Company’s Audit Committee consisted of four independent Directors in 2011. Each member of the Audit Committee meets the qualifications required by the New York Stock Exchange and Securities and Exchange Commission.

The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2011. The Audit Committee has also discussed with PricewaterhouseCoopers LLP (“PwC”), the Company’s independent public accountants, the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with PwC its independence and qualifications. The Audit Committee also has considered whether the provision of limited non-audit services to the Company is compatible with the independence of PwC and concluded that it was.

Based on the Audit Committee’s review and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission.

Audit Committee:

Vincent A. Calarco (Chair)

Michael J. Del Giudice

John F. Killian

L. Frederick Sutherland

Fees Paid to PricewaterhouseCoopers LLP

Fees paid or payable to PwC for services related to 2011 and 2010 are as follows:

	2011	2010
Audit Fees	$4,016,555	$4,523,348
Audit-Related Fees(a)	$727,446	$71,823
Tax Fees	$—	$—
All Other Fees	$—	$—

TOTAL FEES	$4,744,001	$4,595,171

Footnote:

(a)	Relates to assurance and related service fees that are reasonably related to the performance of the annual audit or quarterly reviews of the Company’s financial statements that are not specifically deemed “Audit Services.” The major items included in Audit-Related Fees in 2011 are fees for a review of the Company’s implementation of a new financial and supply-chain enterprise resource planning system, and for compliance audits of certain smart electric grid projects for which the Company is receiving grants from the U.S. Department of Energy, and in 2010 fees for a review of the Company’s enterprise risk management program.

The Audit Committee, or as delegated by the Audit Committee, the Chair of the Committee, approves in advance each auditing service and non-audit service permitted by applicable laws and regulations, including tax services, to be provided to the Company and its subsidiaries by its independent accountants.

EXECUTIVE COMPENSATION REPORT OF THE MANAGEMENT DEVELOPMENT AND

COMPENSATION COMMITTEE

The Management Development and Compensation Committee of the Board of Directors of the Company (the “Committee”) is composed of four independent Directors. The Committee establishes, reviews and administers the Company’s executive compensation program for the Chief Executive Officer and the other members of senior management, including the Named Executive Officers listed on the Summary Compensation Table, and determines the compensation of such officers.

The Committee has reviewed and discussed the Compensation Discussion and Analysis Report (the “CD&A”) for 2011 with management of the Company. Based on this review and discussion, the Committee recommended to the Board of Directors that the CD&A be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and this Proxy Statement.

Management Development and Compensation Committee:

George Campbell, Jr. (Chair)

Vincent A. Calarco

Michael J. Del Giudice

John F. Killian

COMPENSATION DISCUSSION AND ANALYSIS REPORT

Introduction

This section of the proxy statement provides management’s discussion and analysis of the Company’s 2011 executive compensation program (the “compensation program”). The compensation program covers the Company’s officers, including the Named Executive Officers. The discussion and analysis addresses:

I.	Executive summary of the compensation program;

II.	Compensation program overview, philosophy and objectives;

III.	Role of the Committee and others in determining executive compensation;

IV.	Committee actions with respect to executive compensation;

V.	Retirement and other benefits;

VI.	Stock ownership guidelines;

VII.	Recoupment policy; and

VIII.	Tax deductibility of pay.

I.	Executive Summary of the Compensation Program

The Company’s compensation program is designed to assist in attracting and retaining key executives critical to the Company’s long-term success, and to motivate these executives to create value for its stockholders and to provide safe, reliable, and efficient service for its customers. The Committee seeks to provide base salary, and performance-based variable compensation, including target annual cash incentive compensation and target long-term equity-based incentive compensation, that is competitive with the median level of compensation provided by the Company’s compensation peer group (see “Compensation Peer Group” on page 32).

The Committee believes that variable compensation should represent the most significant portion of each Named Executive Officer’s target total direct compensation to motivate strong annual and multi-year Company performance. Additionally, the Committee believes that most of the variable compensation should be in the form of long-term, rather than annual incentives, to emphasize the importance of sustained Company performance. Each year, the Committee evaluates the level of compensation and the mix of base and variable compensation of each Named Executive Officer to ensure that it meets the Committee’s objectives and is competitive with levels of compensation of the compensation peer group.

Key features of the compensation program include:

•	Base salary: recognizes individual responsibility and performance.

•	Variable compensation:

¡	Annual incentive compensation: recognizes achievement of financial and operating objectives for which the Named Executive Officers have individual and collective responsibility.

¡

Long-term incentive compensation: recognizes achievement, over a three-year period, of financial and operating objectives critical to the performance of the Company’s business and its total shareholder return relative to its compensation peer group.

The following governance features assist in aligning the compensation program with the long-term interests of the Company’s stockholders:

•

The Committee retains a compensation consultant to provide information, analyses, and objective advice regarding executive compensation, and to annually evaluate the Company’s compensation-related risk management (see “Compensation Policies and Practices as They Relate to the Company’s Risk Management” on page 43);

•

The Company’s compensation recoupment policy applies to all officers of the Company and its subsidiaries, and is intended to reduce potential risks associated with our compensation program, and align the long-term interests of the officers and stockholders (see “Recoupment Policy” on page 42); and

•

Stock ownership guidelines for the Named Executive Officers and certain senior officers encourage a long-term commitment to the Company’s sustained performance and align the interests of the senior officers with stockholders (see “Stock Ownership Guidelines“ on page 42).

In 2011, the Company held a “say-on-pay” vote to approve the Company’s Named Executive Officer compensation, as set forth in the 2011 proxy statement, and 92.04% of the shares voted were voted “for” the proposal. The Committee considered the results of the vote and continued to apply the same compensation program, philosophy and objectives in determining the amounts and types of Named Executive Officer compensation. In 2011, the Company also held a “frequency-of-say-on-pay” vote. The Company’s stockholders indicated a preference for annual “say-on-pay” votes to approve the Company’s named executive officer compensation, with 98.22% of the shares voted voting “for” the proposal. The Company will follow that preference and conduct annual “say-on-pay” votes.

II.	Compensation Program Overview, Philosophy and Objectives

A. Compensation Program Overview

The compensation program consists of the following components:

•	Base salary;

•	Annual incentive compensation;

•	Long-term incentive compensation;

•	Retirement and welfare benefits; and

•	Perquisites and personal benefits.

The Company’s Named Executive Officers are:

•	Kevin Burke, Chairman of the Board, President and Chief Executive Officer;

•	Robert Hoglund, Senior Vice President and Chief Financial Officer;

•	Craig Ivey, President of Con Edison of New York;

•	William Longhi, President and Chief Executive Officer, Orange & Rockland; and

•	Elizabeth D. Moore, General Counsel.

B. Compensation Philosophy and Objectives

The Committee has established the following philosophy and objectives to govern the development and implementation of the Company’s compensation program. There are no material differences in the Company’s compensation policies for each Named Executive Officer.

(i) Competitive Positioning—Attraction and Retention

The Company’s compensation program is designed to assist in attracting and retaining key executives critical to the Company’s long-term success. The Committee seeks to provide base salary, target annual incentive awards, and target long-term incentive award values that are competitive with levels of compensation provided by the Company’s compensation peer group. The Company also seeks to provide retirement and welfare benefits, perquisites, and personal benefits that are competitive with those provided by the compensation peer group.

In 2011, the Named Executive Officers’ target total direct compensation compared to the Company’s compensation peer group median was as follows:

	Company Target Compensation as a Percentage of Peer Group Median Target
Principal Position	Base Salary	Target Total Cash Compensation (Base Salary + Target Annual Incentive)	Target Long-Term Incentive Compensation	Target Total Direct Compensation
Chief Executive Officer	97%	94%	90%	89%
Other Named Executive Officers (Average)(1)	95%	89%	83%	83%

Footnote:

(1)	Based on comparisons to compensation for functionally comparable positions at the Company’s compensation peer group companies for the positions held by the chief financial officer, the president of Con Edison of New York, the president and chief executive officer of Orange & Rockland, and the general counsel.

(ii) Pay-Performance Alignment and Target Total Direct Compensation Mix

The Company’s compensation program is designed to motivate its officers to create value for its stockholders and provide safe, reliable and efficient service for its customers. The Committee seeks to ensure that the target total direct compensation of each Named Executive Officer is balanced appropriately between base salary (fixed compensation) and annual incentive and long-term incentive compensation (variable compensation). The Committee believes that fixed compensation should recognize each Named Executive Officer’s individual responsibility and performance. The Committee believes that variable compensation should represent the most significant portion of each Named Executive Officer’s target total direct compensation to motivate strong annual and multi-year performance. The Committee also believes that most of the total variable compensation targeted to each Named Executive Officer should be in the form of long-term, rather than annual, incentives, to emphasize the importance of sustained Company performance. The target annual incentive and target long-term incentive grants made to each Named Executive Officer by the Committee reflect the Committee’s desired balance between these elements, relative to the base salary paid to each executive. Awards under the Company’s annual incentive plan are based on achieving financial and operating objectives critical to the performance of the Company’s businesses. Awards of performance restricted stock units under the Company’s long-term incentive plan are based on achieving financial and operating objectives and the Company’s total shareholder return relative to the total shareholder return for the Company’s compensation peer group over a three-year period.

As shown below for 2011, the mix of target total direct compensation for the Named Executive Officers meets the Committee’s objectives: each is weighted heavily towards performance-based variable compensation, with the largest portion delivered in long-term incentives. As each element of compensation for the chief executive officer and the other Named Executive Officers as a group is set at median levels for chief executive officers and other named executive officers (based on comparisons to compensation for functionally comparable positions) of the compensation peer group, we believe the target total direct compensation mix of the Named Executive Officers is in line with that of the compensation peer group.

The following charts illustrate the average mix of target total direct compensation for the chief executive officer and for chief executive officers in our compensation peer group for 2011:

The following charts illustrate the average mix of target total direct compensation for the other Named Executive Officers and other named executive officers (based on comparisons to compensation for functionally comparable positions) in our compensation peer group for 2011:

III.	Role of the Committee and Others in Determining Executive Compensation

A. Committee’s Role

The role of the Committee is to establish and oversee the Company’s executive compensation and benefit plans and policies, administer its equity plans and annual incentive plan and review and approve annually all compensation relating to the Named Executive Officers. All of the decisions with respect to determining the amount or form of compensation of the Named Executive Officers under the Company’s compensation program are made by the Committee.

B. Management’s Role

The role of the Company’s chief executive officer with respect to determining the amount or form of the compensation of the other Named Executive Officers is to provide his recommendations to the Committee. The chief executive officer is not present when the Committee determines his compensation. The chief executive officer considers the following in making his recommendations:

•	Individual performance of the other Named Executive Officers;

•	The other Named Executive Officer’s contribution towards the Company’s long-term performance;

•	The scope of their individual responsibilities; and

•	Compensation peer group proxy data provided by the Committee’s compensation consultant.

The Company’s Human Resources department also supports the Committee in its work.

C. Compensation Consultant’s Role

The Committee has the authority under its charter to hire advisors to assist it in its compensation decisions. It has retained Mercer as its compensation consultant to provide information, analyses, and objective advice regarding executive compensation. The Committee periodically meets with Mercer in executive session to discuss compensation matters. The Committee’s decisions reflect factors and considerations in addition to the information and advice provided by Mercer. A discussion of Mercer’s role as the Committee’s compensation consultant is set forth in the section titled “Standing Committees of the Board” on pages 19 to 22.

IV.	Committee Actions with Respect to Executive Compensation

A. Compensation Peer Group

For 2011, the Committee used a compensation peer group of 20 publicly-traded utility companies of comparable size and scope to that of the Company. The companies in the compensation peer group have revenues that range from approximately 50 percent below to approximately 30 percent above the revenues of the Company. The purpose of the compensation peer group, which is reviewed annually by the Committee, is to provide benchmark information on compensation levels provided to the Company’s officers, as well as measuring relative total shareholder returns for the vesting of performance restricted stock unit awards.

For 2011, the Company’s compensation peer group consisted of the following companies:

Ameren Corporation	FirstEnergy Corp.
American Electric Power Company, Inc.	NextEra Energy, Inc.
CenterPoint Energy, Inc.	NiSource Inc.
Constellation Energy Group, Inc.	Pepco Holdings, Inc.
Dominion Resources, Inc.	PG&E Corporation
DTE Energy Company	PPL Corporation
Duke Energy Corporation	Progress Energy, Inc.
Edison International	Sempra Energy
Entergy Corporation	The Southern Company
Exelon Corporation	Xcel Energy Inc.

B. Base Salary

A portion of each officer’s annual cash compensation is paid in the form of base salary. Base salary is reviewed on an annual basis to recognize individual performance, as well as at the time of a promotion or other change in responsibilities.

In setting base salary for the Company’s Named Executive Officers, including the chief executive officer, the Committee considers various factors, including:

•	Recommendations from the chief executive officer for the other Named Executive Officers;

•	A general assessment of each Named Executive Officer’s performance of his or her responsibilities; and

•	The level of base salary compared to executives holding equivalent positions in the Company’s compensation peer group.

Effective March 1, 2011, base salary merit increases for the Named Executive Officers as a group increased by an average of 3.7 percent to align the Named Executive Officers’ base salaries with the market median for equivalent positions in the Company’s compensation peer group. The 2011 base salary of each Named Executive Officer is set forth in the “Salary” column of the Summary Compensation Table on page 44.

C. Annual Incentive Compensation

(i) Awards

A significant portion of the annual cash compensation paid to the officers is directly related to the Company’s financial and operating performance, factors that the Committee believes influence stockholder value.

Individual performance is taken into consideration in setting annual incentive compensation through the establishment by the Committee of financial and operating objectives for which the Named Executive Officers have individual and collective responsibility.

(ii) Potential Awards

For 2011, the Committee set the range of the award that each Named Executive Officer was eligible to receive under the annual incentive plan after considering various factors, including:

•	Recommendations from the chief executive officer for the other Named Executive Officers;

•	A general assessment of each Named Executive Officer’s performance of his or her responsibilities; and

•	The level of annual incentive compensation compared to executives holding functionally comparable positions in the Company’s compensation peer group.

The range of awards included threshold, target and maximum levels reflecting differing levels of achievement of the various financial and operating objectives. Awards are scaled to reflect relative levels of achievement of the objectives between the threshold, target and maximum levels. The range of each Named Executive Officer’s potential award is set forth on the Grants of Plan-Based Awards Table on page 45. Awards under the annual incentive plan are designed to provide a competitive level of compensation if the officers achieve the target financial and operating objectives. Over the past three years, the aggregate actual awards to the Named Executive Officers ranged from 105.5 percent to 156.7 percent of aggregate target annual incentive awards. Pursuant to the terms of the annual incentive plan, the Committee has the discretion to adjust (upward or downward) the annual incentive awards to be paid to an officer.

Awards under the annual incentive plan are calculated as follows:

Base Salary         X        Target Percentage         X        Weighting Earned

“Base Salary” is the annual base salary of the officer as of the end of the year to which the annual incentive award relates, and is determined as discussed under the caption “Base Salary” on pages 32 to 33.

“Target Percentage” is a percentage of base salary that varies based on an officer’s position. The chief executive officer’s target is 100 percent; the target for the president of Con Edison of New York and the president and chief executive officer of Orange & Rockland is 80 percent; and the target for the chief financial officer and the general counsel is 50 percent.

“Weighting Earned” is the sum of the weightings earned for the financial and operating objectives. For each officer, target weightings totaling 100 percent are assigned to each of the officer’s objectives. Weightings earned reflect achievement of the objectives and may vary from zero to 200 percent. If actual results are between performance targets, weightings earned are interpolated.

(iii) Financial Objectives

The financial objectives under the annual incentive plan were selected as those most indicative of the Company’s success during the year. For 2011, the financial objectives consisted of “adjusted net income” and “other financial performance” components.

The “adjusted net income” component, reflecting the financial results of the Company’s business for which its officers are responsible and accounting for 50 percent of each Named Executive Officer’s potential annual incentive award, was: the adjusted Company net income, for the chief executive officer, the chief financial officer and the general counsel; the adjusted regulated net income (the total adjusted net income for Con Edison of New York and Orange & Rockland) for the president of Con Edison of New York; and, 70 percent of Orange & Rockland’s adjusted net income and 30 percent of Con Edison of New York’s adjusted net income for the president and chief executive officer of Orange & Rockland. “Adjusted net income” excludes the net mark-to-market effects of the Company’s competitive energy businesses and any extraordinary non-recurring items identified by the Company after the performance target had been determined. No non-recurring items were excluded from adjusted net income with respect to the 2011 annual incentive awards.

2011 target adjusted net income and actual adjusted net income were:

	Target	Actual	Performance Relative to Targets
	(in millions)
Adjusted Company net income	$1,037.6	$1,064.1	102.6%
Adjusted Con Edison of New York net income	$962.3	$978.1	101.6%
Adjusted Orange & Rockland net income	$46.5	$53.2	114.4%
Adjusted Regulated net income	$1,008.8	$1,031.3	102.2%

If actual adjusted net income for 2011 had been less than or equal to 90 percent of the target adjusted net income, no annual incentive awards would have been made.

The weightings earned for the 50 percent “adjusted net income” component were determined based upon the following scale:

Performance Relative to Targets	Weighting Earned
≥ 110%	100%
107.5%	87.5%
105%	75.0%
102.5%	62.5%
(Target) 100%	50.0%
97.5%	37.5%
95%	25.0%
< 92.5%	12.5%
≤ 90%	0%

The “other financial performance” component, reflecting the responsibilities of the Named Executive Officer and accounting for 20 percent of each Named Executive Officer’s potential annual incentive award, as shown on the “Achievement of 2011 Financial and Operating Objectives” table on page 37, was comprised of one or more of the Con Edison of New York and Orange & Rockland budgets, or objectives for the competitive energy businesses relating to operations and maintenance expense, capital expenditures, dividend payout and value at risk exposure. Effective January 1, 2011, the Committee changed Con Edison of New York’s “other financial performance” component from 20 percent operating budget performance to 10 percent capital budget performance and 10 percent operating budget performance, subject to a 25 percent upward or downward adjustment based on certain performance criteria.

2011 target budgets and actual expenditures were:

	Target	Actual	Weightings	Performance Relative to Targets
	(in millions)
Con Edison of New York
Operating Budget	$1,316.5	$1,265.5	10%	96.1%
Capital Budget	$1,799.0	$1,737.0	10%	96.6%
Orange & Rockland
Operating Budget	$204.4	$192.7	20%	94.3%

Weightings earned for the “other financial performance” component are based on the Company’s business for which each Named Executive Officer is responsible. For the chief executive officer, chief financial officer, and the general counsel “other financial performance” weighting earned is allocated 10 percent for Con Edison of New York’s capital budget, eight percent for Con Edison of New York’s operating budget, one percent for Orange & Rockland’s operating budget, and one percent for the competitive energy businesses’ objectives. For the president of Con Edison of New York, “other financial performance” weighting earned is 10 percent for each of Con Edison of New York’s operating budget and capital budget. For the president and chief executive officer of Orange & Rockland, “other financial performance” weighting earned is 20 percent for Orange & Rockland’s operating budget.

The weightings earned for Con Edison of New York’s and Orange & Rockland’s “other financial performance” component were determined based upon the following scales:

Con Edison of New York Performance Relative to Operating Budget Target	Weighting Earned for the Chairman, President and Chief Executive Officer, the Chief Financial Officer, and the General Counsel	Weighting Earned for the President of Con Edison of New York
≤93.75%	16.0%	20%
95.00%	14.4%	18%
96.25%	12.8%	16%
97.50%	11.2%	14%
98.75%	9.6%	12%
(Target) 100%	8.0%	10%
101.25%	6.4%	8%
102.50%	4.8%	6%
103.75%	3.2%	4%
105.00%	1.6%	2%
≥106.25%	0%	0%

Con Edison of New York Performance Relative to Capital Budget Target	Weighting Earned for the Chairman, President and Chief Executive Officer, the Chief Financial Officer, the President of Con Edison of New York, and the General Counsel
≤95.00%	20%
96.00%	18%
97.00%	16%
98.00%	14%
99.00%	12%
(Target) 100%	10%
101.00%	8%
102.00%	6%
103.00%	4%
104.00%	2%
≥105.00%	0%

Orange & Rockland Performance Relative to Operating Budget Target	Weighting Earned for the Chairman, President and Chief Executive Officer, the Chief Financial Officer, and the General Counsel	Weighting Earned for the President and Chief Executive Officer of Orange & Rockland
≤ 93.75%	2.0%	40%
95.00%	1.8%	36%
96.25%	1.6%	32%
97.50%	1.4%	28%
98.75%	1.2%	24%
(Target) 100%	1.0%	20%
101.25%	0.8%	16%
102.50%	0.6%	12%
103.75%	0.4%	8%
105.00%	0.2%	4%
≥106.25%	0%	0%

(iv) Operating Objectives

The operating objectives, reflecting the responsibilities of the Named Executive Officers and accounting for 30 percent of each Named Executive Officer’s potential annual incentive award, were designed to encourage sustained or improved performance regarding specific matters that are important to day-to-day operations of the Company’s businesses. There were numerous objectives for:

•	Employee safety;

•	Electric, gas and steam system performance;

•	Customer service;

•	Environmental performance; and

•	Employee development.

For the competitive energy businesses, there were other objectives including gross margins, retail sales and collections, and financial, regulatory controls, and business development goals.

The operating objectives chosen represent a number of key safety and performance indicators that guide the Company to serve its customers in a safe, effective, and efficient manner. These measures are recognized across the Company’s compensation peer group and industry.

(v) Achievement of 2011 Financial and Operating Objectives

The following table shows, for each Named Executive Officer, the target weightings assigned to the financial and operating objectives and the weightings earned based on achievement of those objectives. The weightings of the Company’s subsidiaries for the chief executive officer, the chief financial officer, the president of Con Edison of New York, the president and chief executive officer of Orange & Rockland, and the general counsel were based on each subsidiary’s relative contribution to the Company’s net income.

Objectives	Chief Executive Officer		Chief Financial Officer		President of Con Edison of New York		President and Chief Executive Officer of Orange & Rockland		General Counsel
	Target	Earned	Target	Earned	Target	Earned	Target	Earned	Target	Earned
Net Income
Adjusted net income	50%	62.8%	50%	62.8%	50%	61.2%	50%	87.5%	50%	62.8%

Other Financial
Con Edison of New York(1) Operating Budget	8%	14.9%	8%	14.9%	10%	18.6%	—	—	8%	14.9%
Capital Budget	10%	19.8%	10%	19.8%	10%	19.8%	—	—	10%	19.8%
Orange & Rockland Operating Budget	1%	1.9%	1%	1.9%	—	—	20%	38.3%	1%	1.9%
Competitive Energy Businesses	1%	2.0%	1%	2.0%	—	—	—	—	1%	2.0%

Operating
Con Edison of New York	28%	49.0%	28%	49.0%	30%	52.5%	—	—	28%	49.0%
Orange & Rockland	1%	1.5%	1%	1.5%	—	—	30%	45.0%	1%	1.5%
Competitive Energy Businesses	1%	0.8%	1%	0.8%	—	—	—	—	1%	0.8%

Total	100%	152.7%	100%	152.7%	100%	152.1%	100%	170.8%	100%	152.7%

Footnote:

(1)	The weighting earned was adjusted based on the achievement of certain performance criteria. (See “other financial performance” on pages 34 to 35.)

(vi) 2011 Annual Incentive Awards

In February 2012, the Committee evaluated and determined whether the applicable financial and operating objectives were satisfied. In assessing performance against the objectives, the Committee considered actual results achieved against the specific targets associated with each objective.

Principal Position	Base Salary	×	Target Percentage	×	Weighting Earned	=	2011 Award
Chairman, President and Chief Executive Officer	$1,181,500		100%		152.7%		$1,804,200

Chief Financial Officer	$621,900		50%		152.7%		$474,800

President, Con Edison of New York	$621,200		80%		152.1%		$755,900

President and Chief Executive Officer, Orange & Rockland	$433,000		80%		170.8%		$591,700

General Counsel	$524,200		50%		152.7%		$400,200

D. Long-Term Incentive Compensation

(i) Awards

Officers are eligible to receive equity-based awards under the Company’s long term incentive plan. The Committee determines the target long-term incentive award value for each Named Executive Officer based on various factors, including:

•	Recommendations from the chief executive officer for the other Named Executive Officers;

•	A general assessment of each Named Executive Officer’s performance of his or her responsibilities; and

•	Level of long-term incentive compensation compared to executives holding functionally comparable positions in the Company’s compensation peer group.

(ii) Performance Restricted Stock Unit Awards

It is the Committee’s practice in the first quarter of each year to approve its annual awards of performance restricted stock units under the long term incentive plan for the Company’s officers and to authorize the chief executive officer to make annual awards under the plan to the Company’s employees (other than officers).

The stock units awarded to officers provide for the right to receive one share of Company Common Stock and/or a cash payment equal to the fair market value of one share of Company Common Stock for each stock unit granted, subject to the satisfaction of certain pre-established long-term performance objectives. Officers may elect to defer the receipt of the cash value of the award into the Company’s supplemental plan and/or to defer the receipt of the shares. Dividends are not paid and do not accrue on the stock unit awards during the vesting period.

(iii) 2011 Performance Restricted Stock Units Awards

The number of stock units awarded in 2011 to the Named Executive Officers is shown in the Grants of Plan-Based Awards Table on page 45. Payouts to officers of the stock units, if any, are calculated by a non-discretionary formula as follows:

Award X 50% X Incentive Plan Percentage

plus

Award X 50% X Shareholder Return Percentage

“Award” is the annual award of performance restricted stock units under the long term incentive plan. The target award of performance restricted stock units is a percentage of base salary that varies based on position. The chief executive officer’s target award is 375 percent; the target award for the president of Con Edison of New York, the president and chief executive officer of Orange & Rockland, and for the chief financial officer is 200 percent; and the target award for the general counsel is 100 percent.

“Incentive Plan Percentage” is the average calculated payout under the Company’s annual incentive plan over the performance period beginning on January 1, 2011 and ending on December 31, 2013 (for awards granted in 2011). See “Annual Incentive Compensation” starting on page 33.

“Shareholder Return Percentage” is the weighting earned based on the cumulative change in Company total shareholder returns over the performance period beginning on January 1, 2011 and ending on December 31, 2013 (for awards granted in 2011) compared with the Company’s compensation peer group as constituted on the date of grant. In the event that the companies that make up the peer group change during the performance period, the Committee will use the compensation peer group as constituted on the date of grant. If a company ceases to be publicly traded before the end of the performance period, that company’s total shareholder returns will not be used to calculate awards.

The levels of awards of performance restricted stock units that will be earned are as follows:

Ratio of Company’s Shareholder Returns vs. Compensation Peer Group	Weighting Earned
75th or greater	150%
70th	140%
65th	130%
60th	120%
55th	110%
50th	100%
45th	85%
40th	70%
35th	55%
30th	40%
25th	25%
Below 25th	0%

The actual payout of the stock unit awards to the officers may vary from zero up to a maximum of 175 percent of such award, based on actual performance over the performance period. The maximum payout of the stock unit awards represents the weighted average of: (i) the maximum payout of the stock unit awards that vest based on payouts from the annual incentive plan (200 percent), plus (ii) the maximum payout of the stock unit awards that vest based on the cumulative change in total shareholder returns (150 percent). The Committee has discretion to adjust (upward or downward) the actual stock unit awards to be paid to an officer.

The Committee believes that total shareholder return is the performance measure that most closely helps the Company to achieve its overall compensation philosophy by aligning executive rewards with the creation of stockholder value, as articulated in the Company’s compensation philosophy. Total shareholder return is balanced with the annual operating and financial objectives of the annual incentive plan to further align executives’ rewards with other key Company performance objectives which total shareholder return does not fully capture.

The Committee may adopt different performance measures for the stock unit grants, from time to time, as it deems appropriate at the time of grant.

(iv) Calculation of Payout of 2009 Performance Restricted Stock Units Awards

Following the end of the relevant performance period for each outstanding stock unit award, the Company’s achievement of the performance measures is reviewed by the Committee. The Committee evaluates and approves the Company’s performance relative to the performance measures and pays out the stock units in either cash and/or shares of Company Common Stock (as elected by the officer) based on the attainment of such performance measures.

The following table shows, for each Named Executive Officer (other than the president of Con Edison of New York and the general counsel who each were hired in 2009), the calculation of the payout with respect to the stock units for the 2009 – 2011 performance period:

Principal Position	Award × 50%	×	Incentive Plan Percentage(1)	+	Award × 50%	×	Shareholder Return Percentage	=	2009-2011 Payout Total
Chairman, President and Chief Executive Officer	53,000		145.1%		53,000		150%		156,403

Chief Financial Officer	14,500		145.1%		14,500		150%		42,790

President and Chief Executive Officer, Orange & Rockland	4,450		136.4%		4,450		150%		12,745

Footnote:

(1)	The calculated Incentive Plan Percentage for each year in the 2009–2011 performance period was as follows:

	2009	2010	2011
Chairman, President and Chief Executive Officer; Chief Financial Officer	109.3%	173.2%	152.7%
President and Chief Executive Officer, Orange & Rockland	88.5%	150.0%	170.8%

V.	Retirement and Other Benefits

A. Retirement and Welfare Benefits

The Company provides employees with a range of retirement and welfare benefits that reflects the competitive practices of the industry. These benefits assist the Company in attracting, retaining and motivating employees critical to its long-term success. Officers are eligible for benefits under the following Company plans:

•	Tax-qualified retirement plan and its related non-qualified supplemental plan;

•	Tax-qualified savings plan and its related non-qualified supplemental plan;

•	Stock purchase plan; and

•	Health and welfare plans.

(i) Retirement Plans

A tax-qualified retirement plan covers substantially all the Company’s employees. All employees whose benefits under the plan are limited by the Internal Revenue Code are eligible to participate in a supplemental retirement income plan. The plans are described in the narrative to the Pension Benefits Table on pages 48 to 49.

The estimated retirement benefits payable to the Named Executive Officers (determined on a present value basis) are set forth in the Pension Benefits table.

(ii) Savings Plans

A tax-qualified savings plan covers substantially all of the Company’s employees. All employees whose benefits under the plan are limited by the Internal Revenue Code, are eligible to participate in a supplemental plan. Officers may defer a portion of their salary into the supplemental plan. The plans are described in the narrative to the Nonqualified Deferred Compensation Table on page 50.

Company matching contributions allocated to the Named Executive Officers under the savings plan and supplemental plan are included in the “All Other Compensation” column of the Summary Compensation Table on page 44.

(iii) Stock Purchase Plan

The stock purchase plan covers substantially all of the Company’s employees and provides the opportunity to purchase shares of Company Common Stock. The plan is described in Note M to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

(iv) Health and Welfare Plans

Active employee benefits, such as medical, dental, life insurance and disability coverage, are available to all employees through the Company’s health and welfare benefits plans. Employees contribute towards the cost of the plans by paying a portion of the premium costs on a pre-tax basis. Under the plans, employees can purchase a higher level of coverage than that provided to employees generally. The Company also provides all employees with paid time-off benefits, such as vacation and sick leave.

Officers are eligible to participate in a supplemental medical plan. The plan supplements medical and hospital benefits provided to officers under the Company’s medical program. Officers contribute towards a portion of the cost of the supplemental plan on an after-tax basis. The supplemental plan provides officers with the option to continue their participation following retirement. The amount that the Company contributes for each Named Executive Officer is included in the “All Other Compensation” column of the Summary Compensation Table on page 44.

B. Perquisites and Personal Benefits

Pursuant to the compensation program, the Company provides certain officers, including the Named Executive Officers, with limited, specific perquisites that are competitive with industry practices. The Committee reviews the level of perquisites and personal benefits annually. The Company provides the following perquisites, the costs of which, if used by an Executive Officer in 2011 are set forth in the “All Other Compensation” column of the Summary Compensation Table on page 44:

•	Supplemental health insurance and life insurance;

•	Reimbursement for reasonable costs of financial and tax planning; and

•	A company vehicle and, in the case of the chief executive officer, a company vehicle and driver.

C. Severance and Change of Control Benefits

The Company provides for the payment of severance benefits upon certain types of employment terminations. Providing severance and change of control benefits assists the Company in attracting and retaining executive talent and reduces the personal uncertainty that executives are likely to feel when considering a corporate transaction. These arrangements also provide valuable retention incentives that focus executives on completing such transactions, thus, enhancing long-term shareholder value. The compensation under the various circumstances that trigger payments or provision of benefits upon termination or a change of control was chosen to be broadly consistent with prevailing competitive practices.

Officers of the Company (other than the chief executive officer) are provided benefits under the officers’ severance program. The severance benefits payable to the chief executive officer are set forth in his employment agreement, which is described in the narrative to the Potential Payments Upon Termination of Employment or Change of Control table beginning on page 52. The severance benefits payable to each of the Named Executive Officers (other than the chief executive officer) are set forth in the severance program which is described in footnote 2 to the Potential Payments Upon Termination of Employment or Change of Control table on page 55. The estimated severance benefits that each Named Executive Officer would be entitled to receive are set forth in the applicable Potential Payments Upon Termination of Employment or Change of Control table beginning on page 52.

As set forth in greater detail in the narrative to the Potential Payments Upon Termination of Employment or Change of Control table, the Company’s change of control provisions provide that payments may be made only in the event that the Named Executive Officer’s employment is terminated under certain circumstances in connection with a change of control. Upon a change in control, the vesting of long term incentive plan grants will accelerate, whether or not the Named Executive Officer’s employment with the Company continues. This practice eliminates the Named Executive Officer’s incentive to terminate employment in the event of a change in control. The Committee believes that such vesting is broadly consistent with prevailing competitive practices.

VI.	Stock Ownership Guidelines

The Company has established the following stock ownership guidelines for the Company’s officers:

Chief Executive Officer	3 × base salary
Chief Financial Officer	2 × base salary
President of Con Edison of New York	2 × base salary
President and Chief Executive Officer of Orange & Rockland	2 × base salary
Presidents of Consolidated Edison Development, Inc., Consolidated Edison Energy, Inc. and Consolidated Edison Solutions, Inc.	1 × base salary
Senior Vice Presidents of Con Edison of New York	1 × base salary

The officers covered by the guidelines are expected to retain for at least one year a minimum of 25 percent of the net shares acquired upon exercise of stock options and 25 percent of the net shares acquired pursuant to vested restricted stock and restricted stock unit grants until their holdings of common stock equal or exceed their applicable ownership guidelines.

For these purposes, officers subject to the guidelines have five years from January 1st after their appointment to covered titles to meet the guidelines. In February 2012, it was determined that as of December 31, 2011, the chief executive officer, the chief financial officer, the president of Con Edison of New York, and the president and chief executive officer of Orange & Rockland have either met their ownership milestones or are making reasonable progress towards their milestones.

For purposes of the guidelines:

•	“Stock ownership” includes value of the officers’ individually-owned shares, vested restricted stock and restricted stock units, and shares held under the Company’s benefit plans.

•	The one-year period is measured from the date the stock options are exercised or the restricted stock or restricted stock units vest, as applicable.

•	“Net shares” means the shares remaining after sale of shares necessary to pay the related tax liability and, if applicable, exercise price.

VII.	Recoupment Policy

In 2010, the Company adopted a Recoupment Policy. The Recoupment Policy provides for the recoupment of excess incentive-based compensation received by any current or former officer during the three-year period preceding the date on which the Company’s Audit Committee determines that the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the securities laws. The Recoupment Policy applies to the long-term incentive-based compensation awards paid on or after January 1, 2011, under the Company’s long term incentive plan, and the incentive-based compensation payments made under the Company’s annual incentive plan based on any performance period commencing on or after January 1, 2011.

VIII.	Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of the Named Executive Officers, other than the chief financial officer, employed by the Company on the last day of the fiscal year. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. While the Committee considers the tax impact of Section 162(m), the Committee has determined that it is appropriate to maintain flexibility in compensating Named Executive Officers in a manner intended to promote varying corporate goals, recognizing that certain amounts paid to Named Executive Officers in excess of $1,000,000 may not be deductible under Section 162(m). For 2011, $4,664,000 of the compensation paid to the chief executive officer, $73,000 of the compensation paid to the president of Con Edison of New York, and $59,000 of the compensation paid to the president and chief executive officer of Orange & Rockland, was not deductible for federal income tax purposes.

COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO THE COMPANY’S RISK MANAGEMENT

In 2011, the Management Development and Compensation Committee asked Mercer to undertake a risk assessment of the Company’s compensation programs to determine whether the Company’s compensation policies and practices for employees, generally, would reasonably be expected to have a material adverse effect on the Company’s risk management and create incentives that could lead to excessive or inappropriate risk taking by employees. The Committee also asked management to review the assessment. Based on Mercer’s risk assessment findings, with which the Committee and management concur, the Company’s compensation programs are not reasonably likely to have a material adverse effect on the Company’s risk management or create incentives that could lead to excessive or inappropriate risk taking by employees. The Company’s compensation programs include a Recoupment Policy applicable to all Company officers with respect to incentive-based compensation for periods commencing on or after January 1, 2011.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation of the Named Executive Officers, the Company’s Chief Executive Officer, Chief Financial Officer, and the other three most highly compensated executive officers who were serving as executive officers as of December 31, 2011. The positions shown in the table are the officers’ positions with the Company or with the Company’s principal subsidiaries, Con Edison of New York or Orange & Rockland as of December 31, 2011.

Summary Compensation Table

Name & Principal Position	Year	Salary ($)		Bonus(1) ($)		Stock Awards(2) ($)		Non-Equity Incentive Plan Compensation(1) ($)		Change in Pension Value and Non- Qualified Deferred Compensation Earnings(3) ($)		All Other Compensation(4) ($)		Total(5) ($)
Kevin Burke Chairman, President and Chief Executive Officer	2011 2010 2009	$ $ $	1,177,633 1,118,550 1,107,200		— — —	$ $ $	4,337,333 4,063,356 3,691,980	$ $ $	1,804,200 1,805,600 1,179,100	$ $ $	3,498,783 3,189,329 1,882,192	$ $ $	147,098 99,559 38,829	$ $ $	10,965,047 10,276,394 7,899,301

Robert Hoglund Senior Vice President and Chief Financial Officer	2011 2010 2009	$ $ $	619,867 589,450 584,200		— — —	$ $ $	1,213,240 1,151,880 1,010,070	$ $ $	474,800 475,300 311,100	$ $ $	212,488 102,449 58,421	$ $ $	61,129 43,706 37,073	$ $ $	2,581,524 2,362,785 2,000,864

Craig Ivey	2011		$611,000		—		$1,083,250		$755,900		$153,233		$48,857		$2,652,240
President, Con Edison of New York	2010		$555,000		—		$1,104,216		$700,000		$75,543		$34,399		$2,469,158

William Longhi President and Chief Executive Officer, Orange & Rockland	2011 2010 2009	$ $ $	431,583 419,000 409,000	$	— 40,600 —	$ $ $	909,930 873,840 309,987	$ $ $	591,700 509,400 292,800	$ $ $	1,109,618 475,729 697,252	$ $ $	65,461 46,908 46,275	$ $ $	3,108,292 2,365,477 1,755,314

Elizabeth D. Moore General Counsel	2011 2010	$ $	521,833 505,000		— —	$ $	511,294 440,892	$ $	400,200 397,500	$ $	133,689 26,826	$ $	53,835 40,657	$ $	1,620,851 1,410,875

Footnotes:

(1)	The amounts paid were awarded under the annual incentive plan.
(2)	Dividends are not paid and do not accrue on stock awards during the vesting period. Amounts shown do not reflect the payment or accrual of dividends during the vesting period for any portion of the stock awards and otherwise reflect the assumptions used for the Company’s financial statements. See Note M to the financial statements in the Company’s Annual Report on Form 10-K. Actual value to be realized, if any, on stock awards by the Named Executive Officers will depend on the performance of Company Common Stock and the Named Executive Officer’s continued service. The terms applicable to the stock awards granted for fiscal year 2011 are set forth on the Grants of Plan-Based Awards Table on page 45. Based on the fair value at grant date, the following are the maximum potential values of the performance restricted stock units for the 2011-2013 performance period granted under the long term incentive plan assuming maximum level of performance is achieved: Mr. Burke $7,591,416; Mr. Hoglund $2,123,170; Mr. Ivey $1,897,854; Mr. Longhi $1,594,544; and Ms. Moore $896,931.
(3)	Amounts do not represent actual compensation paid to the Named Executive Officers. Instead the amounts represent the aggregate change in the actuarial present value of the accumulated pension benefit based on the difference between the amounts required to be disclosed under the Pension Benefits Table for the year indicated and the amounts reported or that would have been reported under the Pension Benefits Table for the previous year. For information about the assumptions used, see the Pension Benefits Table on page 49 of the Proxy Statement. There are no above-market or preferential earnings with respect to the non-qualified deferred compensation arrangements.
(4)	Value of the items shown below are based on the aggregate incremental cost, which except for the Company provided vehicle and the supplemental health insurance is the actual cost to the Company.
Mr. Burke received the following amounts for 2011: $7,153, representing personal use of company provided vehicle; $4,757, in driver costs; $95,613 in life insurance; $4,246, in supplemental health insurance; and company matching contributions to the Savings Plan of $7,350, and supplemental plan of $27,979.
Mr. Hoglund received the following amounts for 2011: $1,091, representing personal use of company provided vehicle; $10,000, in financial planning; $25,527, in life insurance; $5,915, in supplemental health insurance; and company matching contributions to the Savings Plan of $7,350, and supplemental plan of $11,246.

Mr. Ivey received the following amounts for 2011: $179, representing personal use of company provided vehicle; $10,000, in financial planning; $14,432, in life insurance; $5,915, in supplemental health insurance; and company matching contributions to the Savings Plan of $7,350, and supplemental plan of $10,981.
Mr. Longhi received the following amounts for 2011: $3,608, representing personal use of company provided vehicle; $10,000, in financial planning; $32,990, in life insurance; $5,915, in supplemental health insurance; and company matching contributions to the Savings Plan of $7,350, and supplemental plan of $5,598.
Ms. Moore received the following amounts for 2011: $1,251 representing personal use of company provided vehicle; $10,000 in financial planning; $22,683 in life insurance; $4,246 in supplemental health insurance; and company matching contributions to the Savings Plan of $7,350 and supplemental savings plan of $8,305.
(5)	Represents, for each Named Executive Officer, the total of amounts shown for the Named Executive Officer in all other columns of the table.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth certain information with respect to the grant of equity plan awards and non-equity incentive plan awards awarded to the Named Executive Officers for the fiscal year ended December 31, 2011.

Grants of Plan-Based Awards

Name & Principal Position	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock Awards(3) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kevin Burke Chairman, President and Chief Executive Officer	2/1/2011	$147,700	$1,181,500	$2,363,000	25,000	100,100	175,200	$4,337,333

Robert Hoglund Senior Vice President and Chief Financial Officer	2/1/2011	$38,900	$311,000	$622,000	7,000	28,000	49,000	$1,213,240

Craig Ivey President, Con Edison of New York	2/1/2011	$62,100	$497,000	$994,000	6,300	25,000	43,800	$1,083,250

William Longhi President and Chief Executive Officer, Orange & Rockland	2/1/2011	$43,300	$346,400	$692,800	5,300	21,000	36,800	$909,930

Elizabeth D. Moore General Counsel	2/1/2011	$32,800	$262,100	$524,200	3,000	11,800	20,700	$511,294

Footnotes:

(1)	Represents annual cash incentive award opportunity awarded under the Company’s annual incentive plan. See “Annual Incentive Compensation” starting on page 33.
(2)	Represents awards of performance restricted stock units for the 2011-2013 performance period granted under the Company’s long term incentive plan. See “Long-Term Incentive Compensation” starting on page 38. Based on the fair value at grant date, the following are the maximum potential values of the performance restricted stock units for the 2011-2013 performance period granted under the long term incentive plan assuming maximum level of performance is achieved: Mr. Burke $7,591,416; Mr. Hoglund $2,123,170; Mr. Ivey $1,897,854; Mr. Longhi $1,594,544; and Ms. Moore $896,931.
(3)	This column reflects the grant date fair value of the performance restricted stock unit awards for the 2011-2013 performance period. See footnote 2 to the Summary Compensation Table on page 44.

OUTSTANDING EQUITY AWARDS TABLE

The following table sets forth certain information with respect to all unvested stock awards previously awarded to the Named Executive Officers as of the fiscal year ended December 31, 2011. None of the Named Executive Officers have unexercised option awards.

Outstanding Equity Awards at Fiscal Year-End

	STOCK AWARDS(1)
Name & Principal Position	Equity Incentive Plan Awards: Number of unearned shares, units or other rights held that have not vested (#)		Equity Incentive Plan Awards: Market or Payout Value of unearned shares, units or other rights that have not vested ($)
Kevin Burke	102,300	(2)	$6,345,669
Chairman, President and Chief Executive Officer	100,100	(3)	$6,209,203

Robert Hoglund	29,000	(2)	$1,798,870
Senior Vice President and Chief Financial Officer	28,000	(3)	$1,736,840

Craig Ivey	27,800	(2)	$1,724,434
President, Con Edison of New York	25,000	(3)	$1,550,750

William Longhi.	22,000	(2)	$1,364,660
President and Chief Executive Officer, Orange & Rockland	21,000	(3)	$1,302,630

Elizabeth D. Moore	11,100	(2)	$688,533
General Counsel	11,800	(3)	$731,954

Footnotes:

(1)	Value of unvested performance restricted stock units using the closing price of $62.03 for a share of Company Common Stock on December 31, 2011.
(2)	The number of performance restricted stock units and payment amount of the performance restricted stock units will be determined as of December 31, 2012 based on satisfaction of target performance measures for the 2010-2012 performance cycle.
(3)	The number of performance restricted stock units and payment amount of the performance restricted stock units will be determined as of December 31, 2013 based on satisfaction of target performance measures for the 2011-2013 performance cycle.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth certain information with respect to all options exercised and stock awards vested in 2011 for the Named Executive Officers.

Option Exercises and Stock Vested

	OPTION AWARDS			STOCK AWARDS
Name & Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)		Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Kevin Burke Chairman, President and Chief Executive Officer	159,000 180,000	$ $	2,144,620 2,103,444	156,403	(2)	$9,066,682	(2)
Robert Hoglund Senior Vice President and Chief Financial Officer	50,000		$688,645	42,790	(2)	$2,480,536	(2)
Craig Ivey(3) President, Con Edison of New York	—		—	—		—
William Longhi President and Chief Executive Officer, Orange & Rockland	8,000 8,000 10,000	$ $ $	124,151 123,040 126,860	12,745	(2)	$738,828	(2)
Elizabeth D. Moore(3)	—		—	—		—
General Counsel

Footnotes:

(1)	The value realized on exercise was determined by calculating the difference between the average of the actual sales price of Company Common Stock underlying the options exercised and the exercise price of the respective option.
(2)	Represents the vesting of each Named Executive Officer’s performance restricted stock unit award for the 2009-2011 performance period, valued at $57.97, the closing price of Company Common Stock on the vesting date. Actual value realized by each Named Executive Officer will depend on each individual’s payout election under the Company’s long term incentive plan.
(3)	Mr. Ivey, who became an officer in September 2009, and Ms. Moore, who became an officer in May 2009, did not have any stock awards that vested in 2011, and have not received any stock option awards.

PENSION BENEFITS

Retirement Plan Benefits

The retirement plan, a tax qualified retirement plan, covers substantially all of the Company’s employees. The supplemental retirement income plan provides certain highly compensated employees (including the Named Executive Officers) whose benefits are limited by the Internal Revenue Code with that portion of their retirement benefit that represents the difference between (i) the amount they would have received under the retirement plan absent IRS limitations on the amount of final average salary that may be considered in calculating pension benefits and the amount of pension benefits paid and (ii) the amount actually paid from the retirement plan. All amounts under the supplemental retirement income plan are paid out of the Company’s general assets.

For management employees hired before January 1, 2001, including Messrs. Burke and Longhi, the retirement plan and the supplemental retirement income plan (the “Plans”) provide pension benefits based on: (i) the participant’s highest average salary for 48 consecutive months within the 120 consecutive months prior to retirement (“final average salary”); (ii) the portion of final average salary in excess of the Social Security taxable wage base in the year of retirement; and (iii) the participant’s length of service. For purposes of the Plans, a participant’s salary for a year is deemed to include any award under the Company’s annual incentive plans for that year. Participants in the Plans whose age and years of service equal 75 are entitled to an annual pension benefit for life, payable in monthly installments. Participants may earn increased pension benefits by working additional years. Benefits payable to a participant who retires between ages 55 and 59 with less than 30 years of service are subject to a reduction of 1.5 percent for each full year of retirement before age 60. Early retirement reduction factors are not applied to pensions of employees electing retirement at age 55 or older with at least 30 years of service. Effective January 1, 2009, management employees covered under the final average salary formula who are at least age 55 and have 30 or more years of service or will turn age 55 with 30 or more years of service during the period from January 1, 2009 through June 30, 2012 qualify for an additional pension accrual for a limited period of time. The additional pension accrual will be credited from the time an employee becomes eligible through June 30, 2012 at a rate equal to one-twelfth of 0.5 percent of the final average salary for each month of service. The additional pension accrual period ends on June 30, 2012. The Plans provide an annual adjustment equal to the lesser of three percent or 3/4 of the annual increase in the Consumer Price Index to offset partially the effects of inflation.

For management employees hired on or after January 1, 2001, including Messrs. Hoglund and Ivey and Ms. Moore, the Plans provide pension benefits based on a cash balance formula under which benefits accrue at the end of each calendar quarter. The crediting percent, which can range from four to seven percent, depending on the participant’s age and years of service, is applied to the participant’s base salary and annual incentive award (“Earnings”) during the quarter. In addition, a participant whose Earnings exceed the Social Security Wage Base ($106,800 for 2011) will receive a four percent credit on the amount of his or her Earnings that exceed the Social Security Wage Base. The cash balance account of participants is credited with interest quarterly at a rate equal to one-quarter of the annual interest rate payable on the 30-year U.S. Treasury bond, subject to a minimum annual rate of three percent and a maximum annual rate of nine percent. The following table shows how this works:

Age Plus Years of Service	Rate on Earnings	Plus	Rate on Earnings Above Social Security Wage Base
Under 35	4.00%		4.00%
35–49	5.00%		4.00%
50–64	6.00%		4.00%
Over 64	7.00%		4.00%

Mr. Hoglund currently has eight years of credited service under the Plans. The Company has agreed to provide Mr. Hoglund credit for an additional ten years of service in the cash balance formula. Five of the additional ten years of service will be credited after he completes ten years of continuous employment and the remaining five years will be credited after he completes fifteen years of continuous service. The portion of Mr. Hoglund’s retirement benefit that is attributable to the additional years of service provided by the Company will be paid under the supplemental retirement income plan. Benefit distributions are made in the form of a lump sum payment, but participants may elect instead to receive an immediate or deferred lifetime annuity.

Pension Benefits Table

The following table shows certain pension benefits information for each Named Executive Officer as of December 31, 2011.

Pension Benefits

Name & Principal Position	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)		Payments during Last Fiscal Year ($)
Kevin Burke Chairman, President and Chief Executive Officer	Retirement Plan Supplemental Retirement Income Plan	39 39	$ $	1,706,848 16,723,658	$ $	0 0

Robert Hoglund Senior Vice President and Chief Financial Officer	Retirement Plan Supplemental Retirement Income Plan	8 8	$ $	159,448 496,527	$ $	0 0

Craig Ivey President, Con Edison of New York	Retirement Plan Supplemental Retirement Income Plan	2 2	$ $	44,484 186,309	$ $	0 0

William Longhi President and Chief Executive Officer, Orange & Rockland	Retirement Plan Supplemental Retirement Income Plan	36 36	$ $	1,404,760 2,966,694	$ $	0 0

Elizabeth D. Moore General Counsel	Retirement Plan Supplemental Retirement Income Plan	2 2	$ $	56,988 141,828	$ $	0 0

Footnotes:

(1)	Amounts were calculated as of December 31, 2011, using the assumptions that were used for the Company’s financial statements. See Note E to the financial statements in the Company’s Annual Report on Form 10-K for material assumptions.

NONQUALIFIED DEFERRED COMPENSATION

Company Savings Plan

The savings plan, a tax-qualified retirement plan, covers substantially all of the Company’s employees. Participating employees may contribute up to 50 percent of their compensation on a before-tax basis and/or an after-tax basis, into their savings plan accounts. In addition, the Company matches an amount equal to 50 percent for each dollar contributed by participating employees on the first six percent of their regular earnings.

Pursuant to IRS rules, effective for 2011, the savings plan limits the “additions” that can be made to a participating employee’s account to $49,000 per year. “Additions” include Company matching contributions, before-tax contributions made by a participating employee under Section 401(k) of the Internal Revenue Code, and employee after-tax contributions.

Of those additions, the current maximum before-tax contribution is $16,500 per year (or $22,000 per year for certain participants age 50 and over). In addition, no more than $245,000 of annual compensation may be taken into account in computing benefits under the savings plan.

Supplemental Plan

Certain highly compensated employees, including the Named Executive Officers, are eligible to participate in the supplemental plan, a non-qualified deferred compensation plan. The supplemental plan permits participating officers to defer on a before-tax basis: (i) up to 50 percent of their base salary, (ii) all or a portion of their annual incentive award, and (iii) the cash value of any restricted stock unit awards (including any dividend equivalents). In addition, under the supplemental plan the Company will credit participating employees with a Company matching contribution on that portion of their contributions that cannot be matched under the savings plan because of IRS limitations. Earnings on amounts contributed under the supplemental plan reflect investment in accordance with participating employees’ investment elections. There were no above-market or preferential earnings with respect to the supplemental plan. Individuals participating in the plan may elect to have their account balances credited with a return that is benchmarked to numerous investment funds institutionally managed by the Nationwide Insurance Company. Participants may change their investment allocation once per calendar quarter. All amounts distributed from the supplemental plan are paid out of the Company’s general assets.

Amounts deferred, if any, under the savings plan and the supplemental plan by the Named Executive Officers are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table on page 44 of the Proxy Statement. Company matching contributions allocated to the Named Executive Officers under the savings plan and the supplemental plan are shown in the “All Other Compensation” column of the Summary Compensation Table on page 44 of the Proxy Statement. Amounts realized upon vesting of stock awards that were deferred into the supplemental plan, if any, are shown on the Value Realized on Vesting column of the Option Exercises and Stock Vested Table on page 47.

Nonqualified Deferred Compensation Table

The following table sets forth certain information with respect to nonqualified deferred compensation for each Named Executive Officer as of December 31, 2011.

Nonqualified Deferred Compensation

Name & Principal Position	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings/ (Losses) in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4) ($)
Kevin Burke Chairman, President and Chief Executive Officer	$119,092	$27,979	$(70,579)	$0	$3,726,534

Robert Hoglund Senior Vice President and Chief Financial Officer	$22,492	$11,246	$(6,782)	$0	$239,619

Craig Ivey President, Con Edison of New York	$225,677	$10,981	$169	$0	$332,452

William Longhi President and Chief Executive Officer, Orange & Rockland	$11,195	$5,598	$(4,680)	$0	$181,108

Elizabeth D. Moore General Counsel	$135,860	$8,305	$1,826	$0	$336,154

Footnotes:

(1)	Amounts set forth under “Executive Contributions in Last FY” are reported in either: (i) the “Salary” column of the Summary Compensation Table; (ii) the “Value Realized on Vesting” column of the “Stock Awards” section of the Option Exercises and Stock Vested Table; or (iii) the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table of the Company’s proxy statements for its 2011 and 2012 annual meetings of stockholders, as applicable.
(2)	The amounts set forth under the “Registrant Contributions in Last FY” are reported in the “All Other Compensation” column of the Summary Compensation Table on page 44.
(3)	Represents earnings or losses on accounts for fiscal year 2011. No amounts set forth under “Aggregate Earnings in Last FY” have been reported in the Summary Compensation Table on page 44, as there were no above-market or preferential earnings credited to any Named Executive Officer’s account.
(4)	Aggregate account balances as of December 31, 2011:

Mr. Burke’s aggregate balance is comprised of: executive contributions of $2,789,031; company matching contributions of $200,457; and earnings of $737,046. Mr. Hoglund’s aggregate balance is comprised of: executive contributions of $146,175; company matching contributions of $68,226; and earnings of $25,218; Mr. Ivey’s aggregate balance is comprised of: executive contributions of $304,697; company matching contributions of $19,955; and earnings of $7,800; Mr. Longhi’s aggregate balance is comprised of: executive contributions of $120,504; company matching contributions of $24,213; and earnings of $36,391; and Ms. Moore’s aggregate balance is comprised of: executive contributions of $293,410, company matching contributions of $17,355, and earnings of $25,389.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE OF CONTROL

The Company’s Severance Program for Officers of Consolidated Edison, Inc. and its Subsidiaries (the “Severance Program”) provides compensation to its officers in the event of certain terminations of employment or a change of control of the Company. Mr. Burke is provided such benefit pursuant to his employment agreement, dated July 22, 2005, as amended on December 15, 2008. The initial term ended December 31, 2008. The employment agreement as amended automatically extends for additional one-year periods unless either Mr. Burke or the Company provides written notice of non-renewal 180 days prior to the expiration.

The amount of compensation that is potentially payable to each Named Executive Officer in each situation is listed in the table below and in the table on page 55. These amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which would only be known at the time that they become eligible for payment. The tables reflect the amount that could be payable under the Severance Program (or, in the case of Mr. Burke, his employment agreement) assuming such termination occurred at December 31, 2011, including a gross-up for certain taxes in the case of Mr. Burke in the event that any payments made in connection with a change of control would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

Mr. Burke

The following table describes the potential payments upon termination of employment or a change of control of the Company for Mr. Burke as of December 31, 2011.

Name	Executive Benefits and Payments Upon Termination(1)	Resignation without Good Reason(2)	Non-Renewal of employment agreement(3)		Retirement		Termination without Cause or Resignation for Good Reason (before a CIC)(4)	Termination for Cause	Termination without Cause or Resignation for Good Reason (following a CIC)(5)		Death or Disability(6)
Kevin Burke	Severance	$0	$3,544,500		$0		$5,907,500	$0	$8,270,500		$1,181,500
	Long-term incentives(7)	$6,300,180	$12,554,872	(8)	$12,554,872	(8)	$12,554,872	$0	$12,554,872	(9)	$12,554,872	(8)
	Benefits and Perquisites	$113,606	$974,971		$113,606		$1,811,334	$113,606	$10,743,351		$2,476,606

	Total	$6,413,786	$17,074,343		$12,668,478		$20,273,706	$113,606	$31,568,723		$16,212,978

Footnotes:

(1)	Assumes the compensation of Mr. Burke for 2011 is as follows: base salary equal to $1,181,500 and a target annual bonus equal to 100 percent of base salary. Benefits and perquisites include incremental pension amounts, health and life insurance coverage cost, life insurance proceeds, accrued vacation pay, and outplacement costs, as applicable. For purposes of Mr. Burke’s table above, Mr. Burke is defined as the “Executive” in the corresponding footnotes below.
(2)	As per Mr. Burke’s employment agreement, the Executive’s severance benefit pursuant to a resignation without Good Reason is equal to (i) any unpaid base salary and bonus for any completed prior fiscal year and (ii) any accrued vacation pay.
(3)	As per Mr. Burke’s employment agreement, the Executive’s severance benefit pursuant to a non-renewal of the employment agreement is equal to: (i) a lump sum equal to base salary and target annual bonus pro-rated through the termination date and any accrued vacation pay, (ii) a lump sum equal to the net present value of one additional year of service credit under the Company’s pension plans (assuming compensation at the Executive’s then annual rate of base salary and target annual bonus), (iii) a lump sum equal to 1x the sum of base salary and target annual bonus, (iv) one year continuation of health and life insurance coverage and one year of additional service credit toward eligibility for (but not for commencement of) retiree benefits, and (v) one year of outplacement costs.
(4)	As per Mr. Burke’s employment agreement, the Executive’s severance benefit pursuant to a termination without Cause or resignation for Good Reason (before a Change of Control or “CIC”) is equal to: (A) the same severance benefit under a non-renewal of employment agreement, except the amounts in clauses (ii), (iii), (iv) and (v) in footnote 3 above are 2x instead of 1x.
(5)	As per Mr. Burke’s employment agreement, the Executive’s severance benefit under a termination without Cause or resignation for Good Reason (on or following a CIC) is equal to the same severance benefit under a termination without Cause or resignation for Good Reason (before a CIC) except the amounts in clauses (ii), (iii), (iv) and (v) in footnote 4 above are 3x instead of 2x. Includes reimbursement for all excise taxes that are imposed on the Executive under Section 280G of the Internal Revenue Code and any income and excise taxes that are payable by the Executive as a result of any reimbursements by the Company for Section 280G excise taxes.
(6)	As per Mr. Burke’s employment agreement, the Executive’s severance benefit due to death or disability is equal to the same severance benefit under a resignation without Good Reason (except for the payment of life insurance proceeds and his pro-rata annual incentive award).
(7)	In calculating the potential payments, the Executive’s date of termination is assumed to be December 31, 2011 and the price per share of Company Common Stock on the date of termination is $62.03 per share.

(8)	For disclosure purposes only, upon a non-renewal of Mr. Burke’s employment agreement, retirement, death or disability the Committee is assumed to have taken action pursuant to the long term incentive plan to fully accelerate the vesting of target performance-based equity awards.
(9)	As per the long term incentive plan, in the event of a Change in Control, target performance-based restricted stock unit awards vest pro-rata through the date of such event. For disclosure purposes, the Committee is assumed to have taken action to fully accelerate target performance-based restricted stock unit awards under the long term incentive plan.

Below is a description of the assumptions used in creating the above table.

Non-Compete and Non-Solicitation Provisions

As a condition to Mr. Burke’s receiving the severance benefits referenced in the table above, he is bound by the terms of the non-competition and non-solicitation provisions in his employment agreement for the period of two years from the date of his termination of employment for any reason (other than in connection with a non-renewal of employment in which case the period shall be one year from the date of termination).

Equity Acceleration

Pursuant to Mr. Burke’s employment agreement, in the event of his termination of employment without Cause by the Company or a resignation by him for Good Reason (in connection with or without a Change of Control), performance-based and non-performance based awards under the long term incentive plan, including stock option awards, fully vest upon the date of termination. In the event of a termination of employment without Good Reason, a non-renewal of Mr. Burke’s employment agreement or a termination due to death or disability, Mr. Burke’s performance-based and non-performance based awards under the long term incentive plan vest pro-rata through the date of termination and stock option awards become fully vested. In addition, in the event of a termination of Mr. Burke’s employment for any reason other than for Cause or a non-renewal of his employment agreement, unexpired stock options remain exercisable until the tenth anniversary of the date of grant. In the event of a termination for Cause, all unvested equity is forfeited on the date of termination.

Incremental Pension Amounts

As per Mr. Burke’s employment agreement, the amounts relating to the incremental pension amounts in the above table are based on the net present value of two additional years of additional service credit under the Company’s pension plans following a termination without Cause or a resignation for Good Reason (one additional year if such termination is in connection with a non-renewal of the employment agreement and three additional years if such termination is in connection with a Change of Control) assuming compensation at Mr. Burke’s annual salary and target incentive award, age 65 normal retirement, and the assumptions used to calculate lump sum benefits under the qualified retirement plan in December 2011. These assumptions include interest rates of 2.22 percent for the first five years, 4.23 percent for the next 15 years, and 5.28 percent thereafter (adjusted to 0.61 percent, 2.59 percent and 3.62 percent, respectively, to reflect cost of living adjustments) and the RP-2000 mortality table projected for 2011 (50 percent male/50 percent female blend). All amounts payable pursuant to an incremental non-qualified pension are assumed to be paid as a lump sum.

Termination without Cause or a Resignation for Good Reason

Mr. Burke will receive certain benefits as described in the above table if he is terminated by the Company for reasons other than Cause or by him for Good Reason. Under Mr. Burke’s employment agreement, “Cause” is defined as termination of employment by the Company for any of the following reasons: (i) willful and continued failure by the Executive to substantially perform his duties as a CEO, (ii) a conviction of a felony or entering a plea of nolo contendere to a felony that has a significant adverse effect on the business of the Company, or (iii) a finding by a regulatory or judicial body that the Executive has violated the requirements of the Sarbanes-Oxley Act of 2002 or other federal or state securities laws in relation to the Company.

Under Mr. Burke’s employment agreement, “Good Reason” is defined as a resignation by Mr. Burke for any of the following reasons: (i) any adverse change to his title, authority, duties, responsibilities or reporting lines or the assignment of any duties or responsibilities inconsistent in any respect with those customarily associated to the position of CEO, (ii) the appointment, without his consent, of any person other than the executive to the position of CEO or other position or title conferring similar status or authority, (iii) any reduction in salary, target annual bonus, target long-term incentive or retirement benefit, (iv) any requirement by the Company that his services be rendered primarily at an office or location that is more than 50 miles from his office or location as of the date of the employment agreement, (v) any purported termination of his employment for reasons not expressly permitted by his employment agreement, (vi) any failure by a successor of the Company to assume the employment agreement, or (vii) any other material breach of Mr. Burke’s employment agreement by the Company that is not taken in good faith, or if taken in good faith, is not remedied by the Company promptly after receipt of notice from the Executive.

Termination of Employment due to Disability

Under Mr. Burke’s employment agreement, Mr. Burke will receive certain benefits as described in the above table if he is terminated by the Company due to a disability, which occurs if the Executive is: (i) by reason of a medically determinable physical or mental impairment that could result in death or could last for a continuous period of at least 12 months (A) unable to engage in any substantial gainful activity or (B) receiving income replacement for a period of at least three months under an accident and health plan covering employees by the Company, and (ii) has not been able to perform his material duties and responsibilities for six consecutive months or for more than six months within a period of twelve calendar months.

Payments upon Termination of Employment in Connection with a Change of Control

Under Mr. Burke’s employment agreement, Mr. Burke will receive certain benefits as described in the above table if his termination of employment is without Cause by the Company or by him for Good Reason in connection with a Change of Control. Under Mr. Burke’s employment agreement, “Change of Control” is defined under the Severance Program. Under the Severance Program, a Change of Control means the occurrence of any of the following: (i) any person or group (within the meaning of Section 13(d) of the Exchange Act of 1934) acquires securities of the Company, together with securities held by such person or group, representing more than 50 percent of the fair market value or combined voting power of the Company’s then outstanding securities, (ii) any person or group acquires securities of the Company representing 30 percent or more of the combined voting power of the Company’s then outstanding securities, (iii) a majority of the number of directors who constitute the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of appointment or election, or (iv) there is consummated an agreement for the sale or disposition of the Company’s assets having a total gross market value equal to or more than 40 percent of the total gross fair market value of all of the Company’s assets immediately prior to such sale or disposition (other than a sale or disposition by the Company of all or substantially all assets to an entity of which at least 50 percent of the combined voting power of the securities owned by shareholders of the Company).

280G Tax Gross-Up

Under Mr. Burke’s employment agreement, in the event Mr. Burke receives any payment or distribution from the Company in connection with a Change of Control, he may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code (“Section 280G”). The Company has agreed to reimburse Mr. Burke for all excise taxes that are imposed on him under Section 280G and any income and excise taxes that are payable by him as a result of any reimbursements by the Company for Section 280G excise taxes. The total Section 280G tax gross-up amount in the table above assumes that Mr. Burke is entitled to full reimbursement by the Company of (i) any excise taxes that are imposed upon him as a result of such payment, (ii) any income and excise taxes imposed upon Mr. Burke as a result of the Company’s reimbursement of the excise tax amount and

(iii) any additional income and excise taxes that are imposed upon Mr. Burke as a result of the Company’s reimbursement of any excise or income taxes. The calculation of the Section 280G gross-up amount in the above table is based upon a Section 280G excise tax rate of 20 percent, a 35 percent federal income tax rate, a 1.45 percent Medicare tax rate, a 8.97 percent state income tax rate, a Change in Control date of December 31, 2011 and a closing price of $62.03 per share of Company Common Stock on December 31, 2011.

Messrs. Hoglund, Ivey, and Longhi, and Ms. Moore

The following table describes the potential payments upon termination of employment or a change of control of the Company for each of Messrs. Hoglund, Ivey, and Longhi, and Ms. Moore as of December 31, 2011.

Name	Executive Benefits and Payments Upon Termination(1)	Resignation for any Reason (prior to CIC) or Resignation without Good Reason (following a CIC)	Retirement		Termination without Cause(2)		Termination for Cause	Termination without Cause or Resignation for Good Reason (following a CIC)(3)		Death or Disability
Robert Hoglund	Severance	$0	$0		$1,243,900		$0	$2,176,700		$0
	Long-term incentives(4)	$0	$3,535,710	(5)	$3,535,710	(5)	$0	$3,535,710	(6)	$3,535,710	(5)
	Benefits and Perquisites	$47,838	$47,838		$106,677		$47,838	$140,516		$1,291,638

	Total	$47,838	$3,583,548		$4,886,287		$47,838	$5,852,926		$4,827,348

Craig Ivey	Severance	$0	$0		$1,615,200		$0	$2,733,400		$0
	Long-term incentives(4)	$0	$3,275,184	(5)	$3,275,184	(5)	$0	$3,275,184	(6)	$3,275,184	(5)
	Benefits and Perquisites	$23,892	$23,892		$193,707		$23,892	$338,522		$1,266,292

	Total	$23,892	$3,299,076		$5,084,091		$23,892	$6,347,106		$4,541,476

William Longhi	Severance	$0	$0		$1,125,800		$0	$1,905,200		$0
	Long-term incentives(4)	$0	$2,667,290	(5)	$2,667,290	(5)	$0	$2,667,290	(6)	$2,667,290	(5)
	Benefits and Perquisites	$41,635	$41,635		$734,740		$41,635	$1,402,843		$1,124,135

	Total	$41,635	$2,708,925		$4,527,830		$41,635	$5,975,333		$3,791,425

Elizabeth D. Moore	Severance	$0	$0		$1,048,400		$0	$1,834,700		$0
	Long-term incentives(4)	$0	$1,420,487	(5)	$1,420,487	(5)	$0	$1,420,487	(6)	$1,420,487	(5)
	Benefits and Perquisites	$20,162	$20,162		$148,825		$20,162	$252,487		$1,068,562

	Total	$20,162	$1,440,649		$2,617,712		$20,162	$3,507,674		$2,489,049

Footnotes:

(1)	Assumes the compensation of Messrs. Hoglund, Ivey and Longhi, and Ms. Moore for 2011 is as follows: (i) Mr. Hoglund’s base salary equal to $621,900 and a target annual bonus equal to 50 percent of base salary; (ii) Mr. Ivey’s base salary equal to $621,200 and a target annual bonus equal to 80 percent of base salary; (iii) Mr. Longhi’s base salary equal to $433,000 and a target annual bonus equal to 80 percent of base salary; and (iv) Ms. Moore’s base salary equal to $524,200 and a target annual bonus equal to 50 percent of base salary. Benefits and perquisites include incremental pension amounts, health and life insurance coverage cost, life insurance proceeds, accrued vacation pay, and outplacement costs, as applicable. For purposes of the table above, Messrs. Hoglund, Ivey and Longhi, and Ms. Moore, are each defined as the “Executive” in the corresponding footnotes below.
(2)

As per the Severance Program, the Executive’s severance benefit pursuant to a termination without Cause (before a Change of Control or “CIC”) is equal to: (i) a lump sum equal to base salary and annual target bonus pro-rated through the termination date and any accrued vacation pay, (ii) a lump sum equal to the net present value of one additional year of service credit under the Company’s pension plans (assuming compensation at Executive’s then annual rate of base salary and target annual bonus), (iii) a lump sum equal to 1x the sum of the Executive’s then base salary and target annual bonus, (iv) one year continuation of health and life insurance coverage and one year of additional service credit toward eligibility for (but not for commencement of) retiree benefits, and (v) one year of outplacement costs.

(3)	As per the Severance Program, the Executive’s severance benefit under a termination without Cause or resignation for Good Reason (on or following CIC) is equal to the same severance benefit under a termination without Cause (before CIC) as described in footnote 2 above except the amounts in clauses (ii), (iii), and (iv) are 2x instead of 1x.
(4)	In calculating the potential payments, the Executive’s date of termination is assumed to be December 31, 2011 and the price per share of Company Common Stock on the date of termination is $62.03 per share.
(5)	For disclosure purposes, upon Termination (other than a termination for Cause or a resignation without Good Reason), retirement, death or disability the Management Development and Compensation Committee (the “Committee”) is assumed to have taken action pursuant to the long term incentive plan to fully accelerate the vesting of target performance-based awards and non-performance awards.
(6)	As per the long term incentive plan, in the event of a CIC, non-performance based stock unit awards and stock option awards fully vest on the date of such event and target performance-based restricted stock unit awards vest pro-rata through the date of such event. For disclosure purposes, the Committee is assumed to have taken action to fully accelerate target performance-based restricted stock unit awards under the long term incentive plan.

Assumptions for Messrs. Hoglund, Ivey, and Longhi, and Ms. Moore

Below is a description of the assumptions that were used in creating the tables for Messrs. Hoglund, Ivey, and Longhi, and Ms. Moore.

Equity Acceleration

As per the long term incentive plan, in the event of a Termination, resignation, retirement, death or Disability, the Management Development and Compensation Committee has discretion to determine the terms of the stock option awards and performance-based restricted stock awards (including, without limitation, to accelerate the vesting of unvested awards). Unless otherwise provided in the applicable long term incentive plan award agreement, in the event of a retirement, death or Disability, restricted stock awards vest pro-rata through the date of termination on the termination date.

As per the long term incentive plan, in the event of a Change in Control (as described below), stock unit awards, restricted stock awards, stock option awards, and stock appreciation awards fully vest on the date of such event. In the event of a Change in Control, performance-based restricted stock awards vest pro-rata through the date of such event.

For the purposes of the long term incentive plan: (i) a “Termination” means a resignation or discharge from employment, except death, disability or retirement, (ii) ”retirement” means resignation on or after age 55 with at least five years of service, (iii) ”Disability” means an inability to work in any gainful occupation for which the person is reasonably qualified by education, training or experience because of a sickness or injury for which the person is under doctor’s care, and (iv) ”Change in Control” has the same meaning as such term is used in the Severance Program.

Incremental Pension Amounts

As per the Severance Program, the amounts relating to the incremental pension amounts in the above tables are based on the net present value of one additional year of additional service credit under the Company’s pension plans following a termination without Cause or a resignation for Good Reason (two additional years if such termination is in connection with a Change of Control) assuming compensation at the Executive’s annual salary and target award, age 65 normal retirement, and the assumptions used to calculate lump sum benefits under the qualified retirement plan in December 2011. These assumptions include interest rates of 2.22 percent for the first five years, 4.23 percent for the next 15 years, and 5.28 percent thereafter (adjusted to 0.61 percent, 2.59 percent and 3.62 percent, respectively, to reflect cost of living adjustments) and the RP-2000 mortality table projected for 2011 (50 percent male/50 percent female blend). The assumptions for Messrs. Hoglund’s and Ivey’s and Ms. Moore’s pension amount do not reflect a cost of living adjustment in accordance with the “cash balance” formula. All amounts payable pursuant to an incremental non-qualified pension are assumed to be paid as a lump-sum.

Termination without Cause or a Resignation for Good Reason

As per the Severance Program, the Executive will receive certain benefits as described in the table above if he or she is terminated by the Company for reasons other than Cause or he or she resigns for Good Reason (following a Change of Control). A termination is for Cause if it is for any of the following reasons: (i) willful and continued failure to substantially perform his or her duties, (ii) a conviction of a felony or entering a plea of nolo contendere to a felony that has a significant adverse effect on the business of the Company, or (iii) a willful engaging in illegal conduct or in gross misconduct materially and demonstrably injurious to the Company.

As per the Severance Program, a resignation for Good Reason occurs if the Executive resigns for any of the following reasons on or following a Change of Control: (i) any material decrease in base compensation (except uniform decreases affecting similarly situated employees), (ii) any material breach by the Company of any material provisions of the Severance Program, (iii) a requirement by the Company for the Executive to be based more than 50 miles from the location the Executive is employed prior to the Change of Control, or (iv) the assignment of any duties materially inconsistent in any respect with the Executive’s position, authority, duties or responsibilities in effect immediately prior to the Change of Control or any other action by the Company resulting in a material diminution in position, authority, duties or responsibilities.

Payments upon Termination of Employment in Connection with a Change of Control

As per the Severance Program, the Executive will receive certain benefits as described in the above table if his or her termination of employment is without Cause by the Company or he or she resigns for Good Reason following a Change of Control.

Section 280G

As per the Severance Program, in the event an Executive receives any payment or distribution from the Company in connection with a Change of Control, he or she may be subject to certain excise taxes pursuant to Section 280G. If any such payment by the Company to any of the Executives subjects the Executive to such taxes and the Executive would receive a greater net after-tax amount if the payment were reduced to avoid such taxation, the aggregate present value of amounts payable to the Executive pursuant to the Severance Program will be reduced (but not below zero) to the extent it does not trigger taxation under Section 4999 of the Internal Revenue Code. As per the long term incentive plan, any stock option award for which the exercise price is greater than fair market value or Company Common Stock may be cancelled if such cancellation would reduce or eliminate any such excise taxes under Section 4999 of the Code.

CERTAIN INFORMATION AS TO INSURANCE AND INDEMNIFICATION

No stockholder action is required with respect to the following information that is included to fulfill the requirements of Sections 726 of the Business Corporation Law of the State of New York.

Effective December 2, 2011, the Company purchased Directors and Officers (“D&O”) Liability insurance for a one-year term providing for reimbursement, with certain exclusions and deductions, to: (a) Con Edison and its subsidiaries for payments they make to indemnify Directors, Trustees, officers and assistant officers of Con Edison and its subsidiaries, (b) Directors, Trustees and officers for losses, costs and expenses incurred by them in actions brought against them in connection with their acts in those capacities for which they are not indemnified by Con Edison or its subsidiaries, and (c) Con Edison and its subsidiaries for any payments they make resulting from a securities claim. The insurers are: Associated Electric & Gas Insurance Services Limited, Allied World Assurance Company, Ltd., Arch Insurance Company, Continental Casualty Company, Endurance American Insurance Company, Federal Insurance Company, Illinois National Insurance Company, Ironshore Insurance Ltd., Bermuda, National Specialty Insurance Company, U.S. Specialty Insurance Company, X.L. Insurance

(Bermuda) Ltd., XL Specialty Insurance Company and Zurich American Insurance Company. The total cost of the D&O Liability insurance for one year from December 2, 2011 amounts to $4,670,176. The Company also purchased from Associated Electric & Gas Insurance Services Limited, Arch Insurance Company, Axis Insurance Company, Great American Insurance Company, Illinois National Insurance Company, St. Paul Fire and Marine Insurance Company, RLI Insurance Company, U.S. Specialty Insurance Company and Zurich American Insurance Company, additional insurance coverage for one year effective January 1, 2012, insuring the Directors, Trustees, officers, and employees of Con Edison and its subsidiaries and certain other parties against certain liabilities which could arise in connection with fiduciary obligations mandated by ERISA and from the administration of the employee benefit plans of the Company and its subsidiaries. The cost of such coverage was $859,628.

STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

In order to be included in the Proxy Statement and form of proxy relating to the Company’s 2013 annual meeting of stockholders, stockholder proposals must be received by the Company at its principal offices at 4 Irving Place, New York, New York 10003, Attention: Vice President and Corporate Secretary, by December 9, 2012.

Under the Company’s By-laws, written notice of any proposal to be presented by any stockholder or any other person to be nominated by any stockholder for election as a Director must be received by the Secretary of the Company at its principal executive office not less than 70 days nor more than 90 days prior to the anniversary date of the previous year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is first publicly announced or disclosed less than 80 days prior to the date of the meeting, such notice must be given not more than 10 days after such date is first announced or disclosed.

OTHER MATTERS TO COME BEFORE THE MEETING

Management intends to bring before the meeting only the election of Directors (Proposal No. 1) and Proposals No. 2 and 3, and knows of no matters to come before the meeting other than the matters set forth herein, including Proposal No. 4 by a stockholder. If other matters or motions come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the meeting.

By Order of the Board of Directors,

Carole Sobin

Vice President and Corporate Secretary

Dated: April 5, 2012

Important Notice Regarding the Availability of Materials for the

Shareholder Meeting to be held on May 21, 2012

Meeting Information
Meeting Type:	Annual
For holders as of:	March 26, 2012
Date: May 21, 2012	Time: Noon
Location:	4 Irving Place
New York, New York 10003

        CONSOLIDATED EDISON

    COMPANY OF NEW YORK, INC.

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NOTICE AND INFORMATION STATEMENT		ANNUAL REPORT

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Important Notice Regarding the Availability of Materials for the

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CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.	Meeting Information
Meeting Type: Annual Meeting
For holders as of: March 26, 2012
Date: May 21, 2012 Time: Noon
Location: 4 Irving Place
New York, NY 10003

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M45148-P17732

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